Exhibit 2.1

CROSS-BORDER Merger

Proposal

8 APRIL 2026

Expro Luxembourg S.A.

and

Expro Group Holdings N.V.

NOTE ABOUT TRANSLATION:

In preparing the English translation, an attempt has been made to translate as literally as possible without jeopardizing the overall continuity of the text. Inevitably, however, differences may occur in translation and if they do, the Dutch text will govern by law in the Netherlands, whereas in Luxembourg, the English text will govern by law.

In the English translation, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

Allen Overy Shearman Sterling LLP

CROSS-BORDER MERGER PROPOSAL

Section 2:312 DCC and articles 1025-1 et seq. of the LCA.

The management boards of:

(1)	Expro Luxembourg S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 2A, rue Nicolas Bové, L-1253 Luxembourg, Grand-Duchy of Luxembourg in the process of registration with the Luxembourg Trade and Companies Register (registre du commerce et des sociétés) (the Acquiring Company); and

(2)	Expro Group Holdings N.V., a public company under Dutch law (naamloze vennootschap), having its official seat in Amsterdam, the Netherlands, its office address at Mastenmakersweg 1, 1786 PB Den Helder, the Netherlands, and registered in the Dutch Commercial Register under number 34241787 (the Disappearing Company),

(together the Merging Companies)

hereby present the following proposal for the effectuation of a cross-border statutory merger (the Merger Proposal).

In this Merger Proposal, DCC means Dutch Civil Code and LCA means of the Luxembourg law on corporate companies dated 10 August 1915, as amended.

Recitals

(A)	The board and management team of the Disappearing Company have undertaken a review of the existing structure and operations, and particularly the corporate domicile (statutaire zetel) of the ultimate parent company of the Expro group of companies.

(B)	In view of the foregoing, the board and management team of the Disappearing Company intend to effectuate, subject to certain conditions, a change of corporate domicile to the Cayman Islands.

(C)	Dutch law does not facilitate a direct change of corporate domicile of a Dutch public company (naamloze vennootschap), such as the Disappearing Company, to a jurisdiction outside the European Economic Area, such as the Cayman Islands. For that reason, the Merging Companies wish to enter into the Merger (as defined below) and following completion of the Merger, a subsequent merger of the Acquiring Company with and into Expro Ltd, an exempted limited company organized under the laws of the Cayman Islands, is proposed (the Cayman Merger).

1.	Main elements of the proposed merger

Sections 2:309 DCC et seq. and 2:333b DCC et seq. and Sections 1025-1 et seq. of the LCA.

1.1	It is proposed to effect a cross-border statutory merger between the Merging Companies in accordance with (i) Section 2:309 DCC et seq. and (ii) the provisions of Directive 2017/1132/EU, Title II Chapter II (Cross-border mergers of limited liability companies) as amended by Directive 2019/2121/EU (the Directive), implemented in the Netherlands in Section 2:333b DCC et seq. and in the Grand Duchy of Luxembourg in Section V relating to European cross-border mergers of Chapter II of Title X of the LCA (the Merger):

(a)	as a result of which the Disappearing Company will cease to exist without conducting a separate procedure for its termination (liquidation);

1

(b)	as a result of which the Acquiring Company will acquire the assets and liabilities of the Disappearing Company under universal title of succession (algemene titel); and

(c)	by which the Acquiring Company will allot (toekennen) shares in its capital to the shareholders of the Disappearing Company in accordance with the Exchange Ratio (as defined under 1.4).

1.2	The Disappearing Company is the sole shareholder of the Acquiring Company.

1.3	At the date of this Merger Proposal, the authorized capital of the Disappearing Company amounts to EUR 12,000,000 and is divided into 200,000,000 ordinary shares with a nominal value of EUR 0.06 each. At the date of this Merger Proposal, the issued and paid-up capital of the Disappearing Company amounts to EUR 7,355,341.44 and is divided into 122,589,024 ordinary shares with a nominal value of EUR 0.06 each.

At the date of this Merger Proposal, the share capital of the Acquiring Company amounts to EUR 30,000.00, represented by 500,000 shares without nominal value, all of which have been fully paid up by way of a contribution in cash.

1.4	For each ordinary share in the capital of the Disappearing Company that is not held by or for the account of either of the Merging Companies immediately prior to the time the Merger will become effective under the laws of Luxembourg (the Effective Time), one (1) ordinary share in the capital of the Acquiring Company shall be allotted pursuant to the Merger (i.e. a 1:1 exchange ratio) (the Exchange Ratio).

Without prejudice to any Cash Compensation payable as described under 2.14 below, the Exchange Ratio will not lead to any cash payments to shareholders of the Disappearing Company.

Each ordinary share in the capital of the Acquiring Company to be allotted to a shareholder of the Disappearing Company pursuant to the Merger will entitle the holder thereof to share in the profits of the Acquiring Company as of the Effective Time.

The shares in the capital of the Acquiring Company then held by the Disappearing Company (this being 500,000 shares without nominal value) will be cancelled immediately prior to the Effective Time.

In consideration for the contribution of all of the assets and liabilities of the Disappearing Company to the Acquiring Company, which shall be effected within the frame and for the purpose of the Merger, the Acquiring Company shall increase its share capital by way of allotment of shares in the capital of the Acquiring Company to the holders of shares in the capital of the Disappearing Company. In accordance with the Exchange Ratio, the Acquiring Company will allot such number of shares equal to the number of shares in the capital of the Disappearing Company issued and outstanding at the Effective Time minus the number of ordinary shares in the capital of the Disappearing Company to which a Withdrawal Request (as defined under 2.14 below) relates.

All of the aforementioned shares are registered shares. No share certificates have been or will be issued. The Acquiring Company will register the abovementioned changes to its share capital in its register of shareholders.

A Dutch auditor has issued a certificate as referred to in Section 2:328(1) first sentence DCC, with respect to the Exchange Ratio, and drawn up a report as referred to in Section 2:328(2) DCC. The certificate is attached to this Merger Proposal as Annex A and the report will be attached to the Explanatory Statement and will be deposited at the office of the Disappearing Company for inspection in accordance with Section 2:314(2) DCC.

A Luxembourg independent expert has been appointed in accordance with Section 1025-7 of the LCA for the purpose of (i) the examination of the Merger Plan and (ii) the preparation of a written report by such independent expert for consideration by the shareholders of the Acquiring Company regarding, inter alia, the determination of the exchange ratio.

2

A shareholder of the Disappearing Company who does not have the possibility to submit a Withdrawal Request (as defined below) or who has not submitted a Withdrawal Request and who considers that the proposed Exchange Ratio is not reasonable, may request a redetermination of the Exchange Ratio by an independent expert in accordance with the provisions of Section 2:333h(6) and (7) DCC.

1.5	With respect to none of the Merging Companies there are:

(a)	persons who – as a pledgee or usufructuary of shares or as a holder of depositary receipts issued for shares – hold the right to attend general meetings of the Merging Companies;

(b)	persons holding a right of pledge or a usufruct over shares in the capital of the Merging Companies;

(c)	holders of non-voting shares or non-profit-sharing shares; and

(d)	persons who otherwise than as a shareholder have special rights – such as pursuant to profit participating certificates or share options issued by the company – the legal position of whom requires special attention in the context of the Merger.

2.	Further information on the consequences of the Merger

2.1	Type of legal entity, name, official seat and financial year of the Merging Companies

Sections 2:312(2)(a) and 2:333d(a) DCC and article 1025-4 1° of the LCA.

(a)	The Acquiring Company:

the public limited liability company (société anonyme) : Expro Luxembourg S.A., having its registered office at 2A, rue Nicolas Bové, L-1253 Luxembourg, Grand-Duchy of Luxembourg, in the process of registration with the RCS., incorporated on 24 March 2026 pursuant to a notarial deed, not yet published in the (RESA – Recueil Electronique des Sociétés et Associations)]. No change of corporate name is contemplated in connection with the Merger; accordingly, the Acquiring Company shall continue to operate under the name Expro Luxembourg S.A.

The financial year of the Acquiring Company starts on 1 January and ends on 31 December each year.

(b)	The Disappearing Company:

the public company under Dutch law (naamloze vennootschap): Expro Group Holdings N.V., having its official seat in Amsterdam, the Netherlands.

The financial year of the Disappearing Company starts on 1 January and ends on 31 December each year.

2.2	Articles of Association

Section 2:312(2)(b) DCC and article 1025-4 9° of the LCA.

The articles of association of the Acquiring Company will be amended in connection with the Merger. The text of the articles of association of the Acquiring Company as currently in force and the articles of association as they will read after the amendment thereof in connection with the Merger are attached to this Merger Proposal as Annex B and Annex C respectively.

3

In connection with the Merger, the board of the Disappearing Company intends to propose to the general meeting of shareholders of the Disappearing Company two separate amendments to the articles of association of the Disappearing Company prior to the Effective Time, to read as shown in Annex D and Annex E.

2.3	Rights to be granted and compensations to be paid to be charged to the Acquiring Company

Sections 2:312(2)(c) and 2:320 DCC and article 1025-4 7° of the LCA.

None.

The shares or other securities (if any) in the Merging Companies do not have any special rights or restrictions attached to them. Therefore, the Acquiring Company shall not issue shares or other securities conferring special rights or propose any action or measures in relation thereto pursuant to the completion of the Merger.

2.4	Benefits to be granted to the directors of the Merging Companies or to third parties in connection with the Merger

Section 2:312(2)(d) DCC and article 1025-4 8° of the LCA.

None. No particular benefits are provided in favour of the members of the management, supervisory or controlling bodies of the Merging Companies.

2.5	Intentions with regard to the composition of the board of the Acquiring Company after the Merger

Section 2:312(2)(e) DCC.

The current composition of the board of the Acquiring Company is as follows:

John McAllister, class A director

Pascal Lambillon, class B director

Vlatko Jurasek, class B director

There is no intention to change the composition of the board of the Acquiring Company in connection with the Merger.

In connection with the Cayman Merger, it is intended that the board will change as a consequence of which the composition of the board of Expro Ltd will consist of the executive directors and non-executive directors of the Disappearing Company as of immediately prior to the Merger. The current composition of the board of the Disappearing Company is as follows:

Michael David Jardon, executive director

Brian David Truelove, non-executive director

Eileen Gross Whelley, non-executive director

Robert W. Drummond, non-executive director

Eitan Arbeter, non-executive director

4

Lisa Lea Troe, non-executive director

Frances M. Vallejo, non-executive director

2.6	Date as of which the financial data of the Disappearing Company will be accounted for in the annual accounts of the Acquiring Company

Section 2:312(2)(f) DCC and article 1025-4 6° of the LCA.

1 January 2026. For accounting purposes, the Merger will be deemed to be effective as from the first day of the financial year in which the Merger is completed. The operations carried out by the Disappearing Company between the first day of the financial year in which the Merger is completed and the Effective Time shall for accounting purposes be considered as having been performed by the Acquiring Company.

2.7	Proposed measures in connection with the transmission of the share ownership in the Disappearing Company

Section 2:312(2)(g) DCC.

Pursuant to the Merger, the Acquiring Company will allot ordinary shares in its capital to the shareholders of the Disappearing Company in accordance with the Exchange Ratio (as defined under 1.4 above) insofar as their ordinary shares in the capital of the Disappearing Company will not be cancelled by operation of law upon the implementation of the Merger pursuant to Section 2:333h(2) DCC.

If and to the extent that any rights of pledge or usufruct vest on ordinary shares in the capital of the Disappearing Company immediately prior to the Effective Time, those rights shall pass by operation of law under universal title of succession, to the extent allowed and subject to execution of any relevant formalities under applicable law, to the shares to be allotted pursuant to the Merger by the Acquiring Company.

2.8	Intentions involving continuance or termination of activities

Section 2:312(2)(h) DCC and article 1025-6 of the LCA.

The activities of the Disappearing Company will be continued by the Acquiring Company.

2.9	Likely repercussions of the Merger on employment

Section 2:333d(b) DCC and article 1025-4 4° of the LCA.

The Merging Companies do not have any employees. The Merger will likely have no repercussions on employment and working conditions of employees of subsidiaries of the Merging Companies.

2.10	Procedure for determination of employee participation arrangements in the Acquiring Company

Section 2:333d(c) DCC and article 1025-4 10° of the LCA.

The Merging Companies do not have any employees. There is no procedure for determining employee participation arrangements in the Acquiring Company, as the relevant legal requirements do not apply to the Merger.

5

2.11	Consequences of the Merger for the goodwill and the distributable reserves of the Acquiring Company

Section 2:312(4) DCC and 1025-4 11° of the LCA.

The Merger will have no effect on the amount of goodwill of the Acquiring Company. The value of the assets and liabilities of the Disappearing Company will be accounted for in the freely distributable reserves of the Acquiring Company at book value (except that any statutory reserves of the Disappearing Company will be transferred to the Acquiring Company, if required).

2.12	Information on the valuation of assets and liabilities

Section 2:333d(d) DCC and article 1025-4 11° of the LCA.

The method applied in the valuation of the assets and liabilities that will be acquired by the Acquiring Company under universal title of succession is as follows: book value.

2.13	Date of interim accounts used to determine the terms of the Merger

Section 2:333d(e) DCC and article 1025-4 12° of the LCA.

1 January 2026.

2.14	Cash compensation

Sections 2:333d(f) and 2:333h DCC.

If the resolution to effectuate the Merger is adopted by the general meeting of shareholders of the Disappearing Company (the General Meeting), any shareholder of the Disappearing Company who votes against that resolution at the General Meeting and who does not wish to receive ordinary shares in the capital of the Acquiring Company pursuant to the Merger may exercise a withdrawal right in accordance with the provisions of Section 2:333h(1) through (5) DCC by filing a request (the Withdrawal Request) with the Disappearing Company for cash compensation (the Cash Compensation) within one month after the date of the General Meeting. A shareholder of the Disappearing Company who votes in favor of the resolution to effectuate the Merger at the General Meeting, abstains from voting in respect of such resolution or is not present or represented at the General Meeting, does not have any withdrawal right and cannot make a Withdrawal Request.

A Withdrawal Request can only be made in respect of ordinary shares in the capital of the Disappearing Company that the shareholder of the Disappearing Company (i) holds on the voting record date of the General meeting, (ii) votes against the resolution of the General Meeting to approve the Merger, (iii) still holds at the time of making the Withdrawal Request and (iv) does not transfer subsequent to making the Withdrawal Request.

A Withdrawal Request must be made using the form that will be made available for that purpose on the website of the Disappearing Company (https://investors.expro.com/financials/annual-reports/default.aspx). The completed form must be received at the following address: (investorrelations@expro.com). That form also contains further information on the withdrawal right. The ordinary shares in the capital of the Disappearing Company to which a Withdrawal Request relates, will be converted into a separate class of shares immediately prior to the Effective Time, provided that the General Meeting resolves to amend the articles of association of the Disappearing Company as shown in Annex E, and will be cancelled by operation of law at the Effective Time.

6

The proposed Cash Compensation per ordinary share is equal to the lower of (i) the volume weighted average price of one ordinary share in the capital of the Disappearing Company on the New York Stock Exchange in the last five trading days prior to (and excluding) the date on which the Merger becomes effective or (ii) the closing price of one ordinary share in the capital of the Disappearing Company on the New York Stock Exchange as reported on the trading day immediately preceding the date on which the Merger becomes effective (or, if no such closing price is reported on such trading day, the closing price of one ordinary share in the capital of the Disappearing Company reported on the most recent prior trading day) (the Cash Compensation Formula). At the General Meeting, it shall also be proposed that this Cash Compensation Formula be laid down in the articles of association of the Disappearing Company’s articles of association as part of the amendments shown in Annex D.

If and to the extent one or more shareholders of the Disappearing Company duly, timely and validly make(s) a Withdrawal Request in accordance with this Merger Proposal, Dutch law and the Withdrawal Request form referred to above, such shareholder(s) shall have a claim on the Disappearing Company for the payment of their respective entitlements to Cash Compensation (based on the Cash Compensation Formula). Any such claim (i) shall transfer to the Acquiring Company pursuant to the Merger (and its legal successor in the Cayman Merger), (ii) shall become due and payable after the Effective Time and (iii) shall be paid, or caused to be paid, by the Acquiring Company (or its legal successor in the Cayman Merger), within ten (10) business days following the Effective Time, net of Dutch dividend withholding tax (if applicable) or any other taxes that are required to be withheld by applicable law (including tax laws).

The resolutions to merge in accordance with the provisions of this Merger Proposal, to be adopted by the general meeting of shareholders of the Disappearing Company and the general meeting of shareholders of the Acquiring Company also include the resolution that any cash compensation (including any additional cash compensation, if applicable) shall be paid by the Acquiring Company (or its legal successor in the Cayman Merger upon completion of the Cayman Merger).

Any shareholder of the Disappearing Company who has submitted a Withdrawal Request and who considers that the proposed Cash Compensation is not reasonable may request additional cash compensation in accordance with Section 2:333h(4) and (5) DCC.

The consummation of the Merger is subject to the condition that the aggregate number of shares for which a Withdrawal Request is submitted does not exceed one percent of the number of shares in the capital of the Disappearing Company issued and outstanding at the time of the General Meeting. The Disappearing Company may waive this conditions at its sole discretion.

An auditor has issued a certificate as referred to in Section 2:333g(2) DCC, with respect to the Cash Compensation, and drawn up a report as referred to in Section 2:333g(3) DCC. The certificate is attached to this Merger Proposal as Annex A and the report will be attached to the Explanatory Statement and will be deposited at the office of the Disappearing Company for inspection in accordance with Section 2:314(2) DCC.

2.15	Safeguards provided to creditors

Sections 2:316 and 2:333d(g) DCC and articles 1025-4 14° and 1025-11 of the LCA.

Up to three months after the filing of this Merger Proposal has been announced by the Disappearing Company, any creditor of the Disappearing Company may object to the Merger Proposal by filing an objection with the Amsterdam district court, stating the security that it requires for the satisfaction of its claim. The Amsterdam district court will reject the request if the applicant has not demonstrated that the financial position of the Acquiring Company after the Merger will provide less guarantee that the claim will be paid and that sufficient guarantees have not been obtained from the legal person.

7

Creditors of the Merging Companies whose claims pre-date the date of publication of this Merger Proposal in the Luxembourg Official Gazette (RESA – Recueil Electronique des Sociétés et Associations) (the Luxembourg Publication Date) and have not yet fallen due as at the Luxembourg Publication Date, and who are not satisfied with the safeguards offered in this Merger Proposal, may, notwithstanding any agreement to the contrary and only after prior notification to the debtor Merging Company, apply within three (3) months of the Luxembourg Publication Date to the judge presiding the chamber of the District Court (Tribunal d’Arrondissement) dealing with commercial matters in the district in which the registered office of the debtor Merging Company is located and sitting as in summary proceedings, to obtain adequate safeguards of collateral for any such claim, provided that these creditors can credibly demonstrate that the Merger compromises the satisfaction of their claims and that they have not obtained satisfactory safeguards from the Merging Companies.

The debtor Merging Company may cause the application to be turned down by paying the relevant creditor, even if it is a term debt. The safeguards granted under article 1025-11 of the LCA are conditional on the Merger taking effect in accordance with this Merger Proposal.

On the occasion of the Merger, no specific safeguards are offered to creditors for the payment of their receivables.

2.16	Indicative timetable

Section 2:333d(h) DCC and article 1025-5 of the LCA.

The indicative timetable of the Merger is as follows:

(a)	filing of this Merger Proposal will take place by (i) the Acquiring Company with the Luxembourg Trade and Companies Register (Registre du Commerce et des Sociétés de Luxembourg) on or around 8 April 2026, and (ii) the Disappearing Company with the Dutch commercial register on or around 8 April 2026;

(b)	publication of the filing of this Merger Proposal will take place by the Merging Companies in (i) the Luxembourg Official Gazette (RESA – Recueil Electronique des Sociétés et Associations) on or around 9 April 2026 and (ii) the Dutch State Gazette on or around 10 April 2026;

(c)	the three-month creditor opposition period under Dutch law for creditors of the Disappearing Company will commence starting from the day following the publication in the Dutch State Gazette mentioned above in 2.16(b) and will end on or around 10 July 2026;

(d)	the general meeting of the Disappearing Company will resolve upon the Merger on or around 10 June 2026;

(e)	the pre-merger certificate will be requested by the Disappearing Company on or around 10 July 2026;

(f)	the performance of the legality checks by the Luxembourg notary pursuant to article 1025-14 of the Luxembourg Companies Act;

(g)	the general meeting of the Acquiring Company will resolve upon the Merger on or around 10 July 2026;

(h)	the Merger will come into effect among the Merging Companies on the date under (g) and towards third parties upon publication with the RESA; and

8

(i)	the Cayman Meger will come into effect upon completion of the Merger on the same date under paragraph (g) above.

The above timetable is indicative and may change due to circumstances.

2.17	Receipt of any incentive or subsidy by the Disappearing Company in the departure Member State during the last five years

Article 1025-4 15° of the Companies Act.

No incentive or subsidy has been received by the Disappearing Company in the Netherlands for the last five (5) years.

3.	Explanatory Statement as referred to in Sections 2:313(1) and 2:333f DCC and 1025-6(1) of the LCA.

With respect to this Merger Proposal, the boards of the Merging Companies have prepared an explanatory statement/ joint board report for its shareholders and employees of its subsidiaries as referred to in Sections 2:313(1), 2:327 and 2:333f(1) DCC and article 1025-6(1) LCA (the Explanatory Statement). The Explanatory Statement will be made available for inspection at the office of the Disappearing Company in accordance with Section 2:314(2) DCC.

4.	Information concerning the decision-making process

Sections 2:312(2)(i) DCC and article 1025-9 of the LCA.

4.1	Acquiring Company

The proposal to effect the Merger and the approval of this Merger Proposal will be submitted to the approval of the shareholder of the Acquiring Company at a meeting to be held before a Luxembourg notary.

4.2	Disappearing Company

Within the Disappearing Company, the Merger Proposal and the resolution to merge do not require separate approval.

Within the Disappearing Company the general meeting is the body competent to adopt the resolution to merge.

5.	Completion and Enforceability of the Merger

Article 1025-15(1) of the Luxembourg Companies Act

The Effective Time shall be determined by the laws of the Grand Duchy of Luxembourg.

Subject to the satisfaction of the requirement under the DCC and the LCA set out in the Merger Proposal, the Merger shall be enforceable against third parties on the date on which the minutes of the general meeting of the Acquiring Company approving the Merger are published in the Luxembourg Official Gazette (RESA – Recueil Electronique des Sociétés et Associations).

6.	Miscellaneous

Should any provision of this Merger Proposal be or become ineffective, impracticable or unenforceable, the effectiveness of the other provisions shall remain unaffected. The same shall apply to any omissions.

[signature pages to follow]

9

management board Acquiring Company

Expro Luxembourg S.A.

/s/ J. McAlister
J. McAlister

/s/ P. Lambillon
P. Lambillon

/s/ V. Jurasek
V. Jurasek

Board Disappearing Company

Expro Group Holdings N.V.

/s/ M.D. Jardon
M.D. Jardon

/s/ B.D. Truelove
B.D. Truelove

/s/ E.G. Whelley
E.G. Whelley

/s/ R.W. Drummond
R.W. Drummond

/s/ E. Arbeter
E. Arbeter

/s/ L.L. Troe
L.L. Troe

/s/ F.M. Vallejo
F.M. Vallejo

10

Annexes:

Annex A:	auditor’s certificate as referred to in Section 2:328(1) first sentence DCC and Section 2:333g(2) DCC

Annex B:	articles of association of the Acquiring Company as currently in force

Annex C:	articles of association of the Acquiring Company as they will read after the amendment thereof in connection with the Merger

Annex D:	draft amendment articles of association I of the Disappearing Company

Annex E:	draft amendment articles of association II of the Disappearing Company

11

ANNEX A

AUDITOR’S CERTIFICATE

INDEPENDENT AUDITOR’S REPORT pursuant to Article 2:328(1) and Article 2:333g(2) of the Dutch Civil Code

To: the (management) boards and shareholders of the companies mentioned below Ref: 1345/OP/2086

Our opinion

We have audited the reasonableness of the proposed share exchange ratio and proposed cash compensation in connection with the cross border merger proposal for a legal cross-border merger dated April 8, 2026 (the “Merger Proposal”) in which the following companies are involved:

■	Expro Luxembourg S.A., a public limited liability company (société anonyme), incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office address at 2A, rue Nicolas Bové, L-1253 Luxembourg, Grand Duchy of Luxembourg and in the process of registration with the Luxembourg Trade and Companies Register (registre du commerce et des sociétés) (“the acquiring company”); and

■	Expro Group Holdings N.V., a public limited liability company (naamloze vennootschap), having its corporate seat in Amsterdam, the Netherlands (address: Mastenmakersweg 1, 1786 PB Den Helder, The Netherlands, trade register number: 34241787) (“EXPRO” or “the disappearing company”).

In our opinion, applying valuation methods generally accepted in the Netherlands:

1	having considered the Merger Proposal and the joint board report / explanatory statement (the “Explanatory Notes”) to the Merger Proposal and the other documents attached to the Merger Proposal, the proposed share exchange ratio as included in the Merger Proposal, in all material respects, is reasonable; and

2	having considered the Merger Proposal and the Explanatory Notes and the other documents attached to the Merger Proposal, the proposed cash compensation pursuant to article 2:333h Dutch Civil Code as included in the Merger Proposal, in all material respects, is reasonable.

Basis for our opinion

We have conducted our audit in accordance with Dutch law, including the Dutch Standards on Auditing and Article 2:328(1) and Article 2:333g(2) of the Dutch Civil Code. Our responsibilities under those standards are further described in the ‘Our responsibilities for the audit of the reasonableness of the proposed share exchange ratio and the proposed cash compensation’ section of our report.

ENDYMION Audit & Assurance B.V. – P.O. Box 15841 1001 NH Amsterdam – www.endymion.amsterdam	1

We are independent of EXPRO and the acquiring company in accordance with the Verordening inzake de onafhankelijkheid van accountants bij assurance-opdrachten (ViO, Code of Ethics for Professional Accountants, a regulation with respect to independence) and other relevant independence regulations in the Netherlands. Furthermore, we have complied with the Verordening gedrags- en beroepsregels accountants (VGBA, Dutch Code of Ethics for Professional Accountants).

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Emphasis on the method used

Referring to the Explanatory Notes on the method used to determine the proposed exchange ratio and the proposed cash compensation we point out that determining the proposed share exchange ratio and the proposed cash compensation on the basis of a method generally accepted in the Netherlands, is a subjective matter by nature. Therefore, our opinion on the reasonableness of the proposed share exchange ratio and the proposed cash compensation doesn’t rule out that, on the basis of another method generally accepted in the Netherlands, another share exchange ratio or cash compensation than proposed might also be reasonable.

Our opinion is not modified in respect of this matter.

Restriction on use

This auditor’s report is solely issued in connection with the aforementioned legal cross-border merger and to comply with Article 2:328(1) and Article 2:333g(2) of the Dutch Civil Code and therefore cannot be used for other purposes.

Other information

Other information is included in the Merger Proposal and the Explanatory Notes in addition to the proposed share exchange ratio and the proposed cash compensation and our auditor’s report thereon.

Based on the following procedures performed, we have nothing to report on the other information.

We have read the other information contained in the Merger Proposal and the Explanatory Notes. Based on our knowledge and understanding obtained through our audit or otherwise, we have considered whether the other information contains material misstatements.

ENDYMION Audit & Assurance B.V. – P.O. Box 15841 1001 NH Amsterdam – www.endymion.amsterdam	2

By performing these procedures, we comply with the requirements of the Dutch Standard 720. The scope of the procedures performed is substantially less than the scope of those performed in our audit of the proposed share exchange ratio and the proposed cash compensation.

The (management) boards are responsible for the preparation of the other information contained in the Merger Proposal and the Explanatory Notes, in accordance with sections 1, 2 and 3 of Part 7 of Book 2 of the Dutch Civil Code.

Responsibilities of the (management) boards for the proposed share exchange ratio and the proposed cash compensation

The (management) boards are responsible for the determination of the proposed share exchange ratio and the proposed cash compensation as described in the Merger Proposal and Explanatory Notes and for compliance with the requirements of the sections 1, 2 and 3 of Part 7 of Book 2 of the Dutch Civil Code.

Furthermore, (management) boards are responsible for such internal control as management determines is necessary to enable the determination of the reasonableness of the proposed share exchange ratio and the proposed cash compensation that is free from material misstatement, whether due to fraud or error.

As part of the determination of the proposed share exchange ratio and the proposed cash compensation, the (management) boards are responsible for assessing the merging companies’ ability to continue as a going concern. Applying a method generally accepted in the Netherlands, the (management) boards should determine the proposed share exchange ratio and the proposed cash compensation using the going concern basis of accounting unless the (management) boards either intend to liquidate the merging companies or to cease operations, or have no realistic alternative but to do so.

The (management) boards should disclose events and circumstances that may cast significant doubt on the merging companies’ ability to continue as a going concern.

Our responsibilities for the audit of the reasonableness of the proposed share exchange ratio and the proposed cash compensation

Our objective is to plan and perform the audit engagement in a manner that allows us to obtain sufficient and appropriate audit evidence for our opinion.

Our audit has been performed with a high, but not absolute, level of assurance, which means we may not detect all material errors and fraud during our audit.

ENDYMION Audit & Assurance B.V. – P.O. Box 15841 1001 NH Amsterdam – www.endymion.amsterdam	3

Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of the proposed share exchange ratio and the proposed cash compensation. The materiality affects the nature, timing and extent of our audit procedures and the evaluation of the effect of identified misstatements on our opinion.

We have exercised professional judgement and have maintained professional scepticism throughout the audit, in accordance with Dutch Standards on Auditing, ethical requirements and independence requirements. Our audit included among others:

•	identifying and assessing the risks of material misstatement of the reasonableness of the proposed share exchange ratio and the proposed cash compensation, whether due to error or fraud, designing and performing audit procedures responsive to those risks, and obtaining audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control;

•	obtaining an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control,

•	evaluating the appropriateness of the method used to determine the proposed exchange ratio and the reasonableness of accounting estimates and related disclosures made by management; and

•	concluding on the appropriateness of management’s use of the going concern basis of accounting, and based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause a company to cease to continue as a going concern.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant findings in internal control that we identify during our audit.

Amsterdam, April 8, 2026

ENDYMION Audit & Assurance B.V.

Signed on the original: E.M. Struijs

ENDYMION Audit & Assurance B.V. – P.O. Box 15841 1001 NH Amsterdam – www.endymion.amsterdam	4

ANNEX B

ARTICLES OF ASSOCIATION OF THE ACQUIRING COMPANY AS CURRENTLY IN FORCE

Expro Luxembourg S.A.

Société anonyme

Registered office:	2A, rue Nicolas Bové, L-1253 Luxembourg, Grand-Duchy of Luxembourg

ARTICLES OF ASSOCIATION

Article 1.	Form, name and number of shareholders

1.1	Form and name

There exists a public limited liability company (société anonyme) under the name of Expro Luxembourg S.A. (the Company), governed by the laws of the Grand Duchy of Luxembourg and in particular the law dated 10 August 1915 on commercial companies, as amended (the Companies Act) and by the present articles of incorporation (the Articles, and a reference to an “Article” shall be construed as a reference to an article of these Articles).

1.2	Number of shareholders

The Company may have one shareholder (the Sole Shareholder) or several shareholders. The Company shall not be dissolved upon the death, suspension of civil rights, insolvency, liquidation or bankruptcy of the Sole Shareholder.

Where the Company has only one shareholder, any reference to the shareholders in the Articles shall be a reference to the Sole Shareholder.

Article 2.	Registered office

2.1	Place and transfer of the registered office

The registered office of the Company is established in the municipality of Luxembourg-City. It may be transferred within such municipality or to any other place in the Grand Duchy of Luxembourg by a resolution of the board of directors of the Company (the Board), which is authorised to amend the Articles, to the extent necessary, to reflect the transfer and the new location of the registered office.

2.2	Branches, offices, administrative centres and agencies

The Board shall further have the right to set up branches, offices, administrative centres and agencies wherever it shall deem fit, either within or outside the Grand Duchy of Luxembourg.

Article 3.	Duration

3.1	Unlimited duration

The Company is formed for an unlimited duration.

1

3.2	Dissolution

The Company may be dissolved, at any time, by a resolution of the general meeting of the shareholders (the General Meeting) adopted in the manner provided for in Article 11 with respect to amendments of the Articles.

Article 4.	Purpose

The corporate purpose of the Company is (i) the acquisition, holding and disposal, in any form, by any means, whether directly or indirectly, of participations, rights and interests in, and obligations of, Luxembourg and foreign companies, (ii) the acquisition by purchase, subscription, or in any other manner, as well as the transfer by sale, exchange or in any other manner of stock, partnership interests, bonds, debentures, notes and other securities or financial instruments of any kind (including notes, promissory notes or parts or units issued by Luxembourg or foreign mutual funds or similar undertakings) and receivables, claims or loans or other credit facilities and agreements or contracts relating thereto, and (iii) the ownership, administration, development and management of a portfolio of assets (including, among other things, the assets referred to in (i) and (ii) above).

The Company may borrow in any form. It may enter into any type of loan agreement and it may issue notes, bonds, debentures, certificates, shares, beneficiary parts, warrants and any kind of debt or equity securities including under one or more issuance programmes. The Company may lend funds including the proceeds of any borrowings and/or issues of securities to its subsidiaries, affiliated companies or any other company.

The Company may also give guarantees and grant security interests over some or all of its assets including, without limitation, by way of pledge, transfer or encumbrance, in favour of or for the benefit of third parties to secure its obligations or the obligations of its subsidiaries, affiliated companies or any other company.

The Company may enter into, execute and deliver and perform any swaps, futures, forwards, derivatives, options, repurchase, stock lending and similar transactions. The Company may generally use any techniques and instruments relating to investments for the purpose of their efficient management, including, but not limited to, techniques and instruments designed to protect it against credit, currency exchange, interest rate risks and other risks.

The Company may carry out any commercial, industrial, and financial operations, which are directly or indirectly connected with its purpose or which may favour its development.

In general, the Company may take any controlling and supervisory measures and carry out any operation or transaction which it considers necessary or useful in the accomplishment and development of its purpose.

The descriptions above are to be construed broadly and their enumeration is not limiting. The Company’s purpose shall include any transaction or agreement which is entered into by the Company, provided it is not inconsistent with the foregoing matters.

Article 5.	Share capital

5.1	Outstanding share capital

The share capital is set at EUR 30,000 (thirty thousand euro), represented by 500,000 (five hundred thousand) shares without nominal value.

5.2	Share capital increase and share capital reduction

The share capital of the Company may be increased or reduced by a resolution adopted by the General Meeting in the manner required for amendment of the Articles, as provided for in Article 11.

2

5.3	Contribution to a capital surplus account

The General Meeting is authorised to approve equity contributions without the issuance of new shares by way of a payment in cash or a payment in kind or otherwise, on the terms and conditions set by the General Meeting. A capital contribution without the issuance of new shares shall be booked in a “capital surplus” account.

The General Meeting has the option (but not the obligation) to decide that any contribution in cash or in kind made by any shareholder as “capital surplus” will be booked in a specific “capital surplus” account allocated to the relevant shareholder and will be available only (i) for the purpose of distributions, whether by dividend, share redemption or otherwise, to the relevant shareholder or (ii) to be incorporated in the share capital to issue shares corresponding to the relevant shareholder only.

Article 6.	Shares

6.1	Form of the shares

The shares of the Company shall be in registered form (actions nominatives) and will remain in registered form only, provided that, for so long as the shares of the Company are listed on a securities exchange, such shares may be registered in the name of a depositary, and registration in such name shall constitute valid ownership for all purposes under these Articles.

6.2	Share register and share certificates

A share register will be kept at the registered office, where it will be available for inspection by any shareholder. Such register shall set forth the name of each shareholder, its residence or elected domicile, the number of shares held by it, the nominal value or accounting par value paid in on each such share, the issuance of shares, the transfer of shares and the dates of such issuance and transfers. The ownership of the registered shares will be established by the entry in this register.

Certificates of these entries may be issued to the shareholders and such certificates, if any, will be signed by the chairman of the Board or by any other two members of the Board or, as the case may be, the Sole Director.

6.3	Ownership and co-ownership of shares

The Company will recognise only one holder per share. In the event that a share is held by more than one person, the Company has the right to suspend the exercise of all rights attached to that share until one person has been appointed as sole holder in relation to the Company. The person appointed as the sole holder of the shares towards the Company in all matters by all the joint holders of those shares shall be named first in the register.

Only the joint holder of a share first named in the register, as appointed by all the joint holders of such share, shall be entitled, in its capacity as sole holder towards the Company of that share jointly held, to exercise the rights attached to such share, including without limitation: (i) to be served notices by the Company, including convening notices relating to general meetings, (ii) to attend general meetings and to exercise the voting rights attached to the share jointly held at any such meetings, and (iii) to receive dividend payments in respect of the share jointly held.

6.4	Share redemptions

The Company may redeem its own shares within the limits set forth by law.

3

Any shares redeemed in accordance with this Article 6.4 may be cancelled or held for an unlimited duration as treasury shares by the Company without any voting rights and, unless otherwise decided, as the case may be, by the Board or the General Meeting without any right to any distributions whatsoever, in which case the distributions otherwise payable under such treasury shares will be allocated, and become payable, on a pro rata basis to the benefit of the remaining outstanding shares.

Such treasury shares may be distributed at any time to existing shareholders or third parties, subject to compliance with Article 7 of the Articles, by a decision of the Board.

Article 7.	Transfer of registered shares

A transfer of registered shares may be effected by a written declaration of transfer entered in the share register of the Company, such declaration of transfer to be executed by the transferor and the transferee or by persons holding suitable powers of attorney, and in accordance with the provisions applying to the transfer of claims provided for in article 1690 of the Luxembourg civil code.

The Company may also accept as evidence of transfer other instruments of transfer evidencing the consent of the transferor and the transferee to the satisfaction of the Company.

Any transfer of shares in breach of the Articles, including this Article 7, is null and void. For the avoidance of doubt, transfers effected through any clearing or settlement in connection with trading on a securities exchange shall not constitute a breach of this Article 7.

Article 8.	Debt Securities

Debt securities issued by the Company in registered form may, under no circumstances, be converted into debt securities in bearer form.

Article 9.	Powers of the General Meeting

As long as the Company has only one shareholder, the Sole Shareholder has the same powers as those conferred on the General Meeting. In such a case, any reference in the Articles to decisions made or powers exercised by the General Meeting shall be a reference to decisions made or powers exercised by the Sole Shareholder. Decisions made by the Sole Shareholder are documented in the form of minutes or written resolutions, as the case may be.

In the case of a plurality of shareholders, any regularly constituted General Meeting shall represent the entire body of shareholders of the Company.

Article 10.	Annual general meeting of the shareholders – Other meetings

The annual general meeting shall be held, in accordance with Luxembourg law, in the Grand Duchy of Luxembourg at the address of the registered office of the Company or at such other place in the Grand Duchy of Luxembourg and at such time as specified in the convening notice of the meeting.

Other general meetings may be held at such place and time as are as specified in the respective convening notices of the relevant meetings.

Article 11.	Notice, quorum, convening notices, powers of attorney and vote

11.1	Right and obligation to convene a general meeting

The Board, as well as the internal auditors, if any, may convene a general meeting. They shall be obliged to convene it so that it is held within a period of one (1) month, if shareholders representing one-tenth of the capital require this in writing, with an indication of the agenda. One or more shareholders representing at least one-tenth of the subscribed capital may request that the entry of one or more items be added to the agenda of any general meeting. This request must be addressed to the Company at least five (5) days before the relevant general meeting.

4

11.2	Procedure to convene a general meeting

Convening notices for every general meeting shall contain the agenda of the relevant general meeting.

The convening notices may be made by registered letter only, unless the addressees have individually agreed to receive the convening notices by another means of communication ensuring access to the information at least within eight (8) days before the meeting.

If all the shareholders of the Company are present or represented at a general meeting, and consider themselves as being duly convened and informed of the agenda of the general meeting set by the Board or by the internal auditors, as the case may be, the general meeting may be held without prior notice. In addition, if all the shareholders of the Company are present or represented at a general meeting and unanimously agree to set the agenda of the general meeting, the general meeting may be held without having been convened by the Board or by the internal auditors, as the case may be.

The documents mentioned under article 461-6 of the Companies Act shall be made available at the registered office of the Company for inspection by the shareholders at least eight (8) days prior to the general meeting.

11.3	Voting rights attached to the shares

Each share entitles its holder to one (1) vote.

Any shareholder may, partly or entirely, waive the exercise of its voting rights with respect to some or all of its shares. Such waiver will be binding on the relevant shareholder and will be enforceable towards the Company following its notification by the relevant shareholder in writing. The shares subject to such a waiver shall not count towards the majority or quorum requirements for any relevant general shareholders’ meeting.

11.4	Quorum, majority requirements and reconvening of general meeting for lack of quorum

Except as otherwise required by law or by the Articles, resolutions at a general meeting will be passed by the majority of the votes expressed by the shareholders present or represented, no quorum of presence being required.

However, resolutions to amend the Articles or to change the nationality of the Company may only be passed in a general meeting where at least one half of the share capital is represented (the Presence Quorum) and the agenda indicates the proposed amendments to the Articles and, as the case may be, the text of those which pertain to the purpose or the form of the Company. If the Presence Quorum is not reached, a second general meeting may be convened by registered letter only, unless the addressees have individually agreed to receive the convening notices by another means of communication ensuring access to the information at least within eight (8) days before the meeting. Such convening notice shall reproduce the agenda and indicate the date and the results of the previous general meeting. The second general meeting shall deliberate validly regardless of the proportion of the capital represented. At both meetings, resolutions, in order to be passed, must be carried by at least two-thirds of the votes expressed at the relevant general meeting.

In calculating the majority with respect to any resolution at a general meeting, the votes expressed shall not include the votes relating to shares in which the shareholder abstains from voting, casts a blank (blanc) or spoilt (nul) vote or does not participate.

5

The commitments of the shareholders may only be increased with the unanimous vote of all the shareholders.

11.5	Participation by proxy

A shareholder may act at any general meeting by appointing another person, who need not be a shareholder, as its proxy in writing. Copies of written proxies that are transmitted by telefax or e-mail may be accepted as evidence of such written proxies at a general meeting.

11.6	Vote by correspondence

The shareholders may vote in writing (by way of a voting bulletin) provided that the written voting bulletins include: (i) the name, first name, address and signature of the relevant shareholder, (ii) an indication of the shares for which the shareholder will exercise such right, (iii) the agenda as set forth in the convening notice with the proposals for resolutions relating to each agenda item, and (iv) the vote (approval, refusal, abstention) on the proposals for resolutions relating to each agenda item. In order to be taken into account, a copy of the voting bulletins must be received by the Company at least seventy two (72) hours before the relevant general meeting.

11.7	Participation in a general meeting by conference call, video conference or similar means of communications

Any shareholder may participate in a general meeting by conference call, video conference or similar means of communication whereby: (i) the shareholders attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an ongoing basis, and (iv) the shareholders can properly deliberate. Participation in a meeting by such means shall constitute presence in person at such meeting.

11.8	Bureau

The shareholders shall elect a chairman of the general meeting. The chairman shall appoint a secretary and the shareholders shall appoint a scrutineer. The chairman, the secretary and the scrutineer together form the bureau of the general meeting.

11.9	Minutes and certified copies

The minutes of the general meeting will be signed by the members of the bureau of the general meeting and by any shareholder who wishes to do so.

However, where decisions of the general meeting have to be certified, copies or extracts for use in court or elsewhere must be signed by the chairman of the Board or by any two other directors.

Article 12.	Management

12.1	Minimum number of directors and term of directorship

There must be at least three directors in the Company. However, where the Company has been formed by a Sole Shareholder or where it has been established at a general meeting that the Company has a Sole Shareholder, the number of directors may be limited to one, i.e. the Sole Director, until the ordinary general meeting following the establishment of the existence of more than one shareholder.

As long as the Company has only one director, the Sole Director has the same powers as those conferred on the Board. In such a case, any reference in the Articles to decisions made or powers exercised by the Board shall be a reference to decisions made or powers exercised by the Sole Director, except for Article 13 (other than Article 13.6) and Article 14 that shall not apply to the Sole Director. Decisions made by the Sole Director are documented in the form of minutes or written resolutions. The minutes or the resolutions in writing made by the Sole Director shall be signed by the Sole Director.

6

The Sole Director and the members of the Board shall be elected for a term not exceeding six (6) years and shall be eligible for re-appointment.

12.2	Permanent representative

Where a legal person is appointed as a director (the Legal Entity), the Legal Entity must designate a natural person as permanent representative (représentant permanent) who will represent the Legal Entity as Sole Director or as a member of the Board in accordance with article 441-3 of the Companies Act.

12.3	Appointment, removal and co-optation

The directors must be appointed as A Directors or as B Directors by resolution of the General Meeting.

A director may be removed with or without cause and/or replaced, at any time, by a resolution adopted by the General Meeting.

In the event of vacancy in the office of one or more directors because of death, resignation or otherwise, the remaining directors may elect at a meeting of the Board the director(s), by a majority vote, to fill such vacancy or vacancies, as the case may be, until the following general meeting.

Article 13.	Meetings of the Board

13.1	Chairman

The Board may appoint a chairman (the Chairman) from among its members and may choose a secretary, who need not be a director, and who shall be responsible for keeping the minutes of the meetings of the Board. The Chairman will chair all meetings of the Board. In his/her absence, the other members of the Board will appoint another chairman pro tempore who will chair the relevant meeting by simple majority vote of the directors present or represented at such meeting.

13.2	Procedure to convene a board meeting

The Board shall meet upon call by the Chairman or any two directors at the place indicated in the meeting notice.

Written meeting notice of the Board shall be given to all the directors at least twenty-four (24) hours in advance of the day and the hour set for such meeting, except in circumstances of emergency, in which case the nature of such circumstances shall be set forth briefly in the convening notice of the meeting of the Board.

No such written meeting notice is required if all the members of the Board are present or represented during the meeting and if they state they have been duly informed and have had full knowledge of the agenda of the meeting. In addition, if all the members of the Board are present or represented during the meeting and they agree unanimously to set the agenda of the meeting, the meeting may be held without having been convened in the manner set out above.

A member of the Board may waive the written meeting notice by giving his/her consent in writing. Copies of consents in writing that are transmitted by telefax or e-mail may be accepted as evidence of such consents in writing at a meeting of the Board. Separate written notice shall not be required for meetings that are held at times and at places determined in a schedule previously adopted by a resolution of the Board.

7

13.3	Participation by proxy

Any member of the Board may act at any meeting of the Board by appointing in writing another director as his or her proxy. Copies of written proxies that are transmitted by telefax or by e-mail may be accepted as evidence of such written proxies at a meeting of the Board.

13.4	Participation by conference call, video conference or similar means of communication

Any director may participate in a meeting of the Board by conference call, video conference or by similar means of communication whereby: (i) the directors attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an ongoing basis, and (iv) the directors can properly deliberate. Participation in a meeting by such means shall constitute presence in person at such meeting. A meeting of the Board held by such means of communication will be deemed to be held in Luxembourg.

13.5	Proceedings

(a)	Quorum and majority requirements

The Board may validly deliberate and make decisions only if at least: (i) one half of its members is present or represented, and (ii) one A Director and one B Director are present or represented. Decisions are made by the majority of the votes expressed by the members present or represented, provided always that at least one A Director and one B director have approved such decision. If a member of the Board abstains from voting or does not participate in a vote, this abstention or non participation are not taken into account in calculating the majority.

(b)	Participation by proxy

A director may represent more than one director by proxy, under the condition however that at least two directors are present at the meeting.

(c)	Casting vote of Chairman

In the case of a tied vote, the Chairman or the chairman pro tempore, as the case may be, shall have a casting vote.

13.6	Conflicts of interest

(a)	Procedure regarding a conflict of interest

In the event that a director of the Company has, directly or indirectly, a financial interest opposite to the interest of the Company in any transaction of the Company that is submitted to the approval of the Board, such director shall immediately make known to the Board such opposite interest at that board meeting and shall cause a record of his statement to be included in the minutes of the meeting. The director may not take part in the deliberations relating to that transaction, will not count in the quorum and may not vote on the resolutions relating to that transaction. The transaction, and the director’s interest therein, shall be reported to the following general meeting.

(b)	Conflicts of interest of the Sole Director

For so long as the Company has a Sole Director, in the event that the Sole Director has, directly or indirectly, a financial interest opposite to the interest of the Company with respect to a transaction entered into by the Company and the Sole Director, this conflict of interest shall be set out in the minutes or the written resolutions of the Sole Director, as the case may be, recording the approval of that transaction.

8

(c)	Exceptions regarding a conflict of interest

Article 13.6(a) and Article 13.6(b) do not apply to resolutions of the board of directors or the Sole Director concerning transactions made in the ordinary course of business of the Company which are entered into on arm’s length terms.

A Director of the Company who serves as director, manager, officer or employee of any company or firm with which the Company shall contract or otherwise engage in business shall not, solely by reason of such affiliation with such other company or firm, be held as having an interest opposite to the interest of the Company for the purpose of this Article 13.6.

(d)	Impact on quorum

Where, by reason of a conflict of interest, the number of directors required in order to validly deliberate and vote is not met, the Board may decide to submit the decision on this specific item to the General Meeting.

13.7	Written resolutions

Notwithstanding the foregoing, a resolution of the Board may also be passed in writing. Such resolution shall consist of one or more documents containing the resolutions, signed by each director, manually or electronically by means of an electronic signature which is valid under Luxembourg law. The date of such resolution shall be the date of the last signature.

Article 14.	Minutes of meetings of the Board

14.1	Signature of board minutes

The minutes of any meeting of the Board shall be signed by the Chairman or the chairman pro tempore, as the case may be or by all the directors present at such meeting.

14.2	Signature of copies or extracts of board minutes

Copies or extracts of minutes or resolutions in writing from the Board, which may be produced in judicial proceedings or otherwise shall be signed by the Chairman, or any two members of the Board.

Article 15.	Powers of the Board

The Board is vested with the broadest powers to perform or cause to be performed any actions necessary or useful in connection with the purpose of the Company. All powers not expressly reserved by the Companies Act or by the Articles to the General Meeting fall within the authority of the Board.

Article 16.	Delegation of Powers

16.1	Daily management

The Board may appoint one or more persons (délégué à la gestion journalière), who may be a shareholder or not, or who may be a member of the Board or not, who shall have full authority to act on behalf of the Company in all matters pertaining to the daily management and affairs of the Company.

9

16.2	Permanent representative of the Company

The Board may appoint a person, who may be a shareholder or not, and who may be a director or not, as permanent representative for any entity in which the Company is appointed as a member of the board of directors. This permanent representative will act with all discretion, in the name and on behalf of the Company, and may bind the Company in its capacity as a member of the board of directors of any such entity.

16.3	Delegation to perform specific functions

The Board is also authorised to appoint a person, either a director or not, for the purposes of performing specific functions at every level within the Company.

Article 17.	Binding Signatures

17.1	Signatory powers of directors

The Company shall be bound towards third parties in all matters by the joint signatures of any two members of the Board at least one of which must be an A Director and one of which must be a B Director.

17.2	Signatory powers in respect of the daily management

In respect of the daily management, the Company will be bound by the sole signature or the joint signatures of the persons appointed to that effect in accordance with Article 16.1.

17.3	Grant of specific powers of attorney

The Company shall further be bound by the joint signatures of any persons or by the sole signature of the person to whom specific signatory power is granted by the Company, but only within the limits of such power.

Article 18.	Indemnification

The Company must indemnify any director and its heirs, executors and administrators, against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director of the Company or, at his request, of any other corporation of which the Company is a shareholder or creditor and from which he is not entitled to be indemnified, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable (a) for gross negligence or wilful misconduct towards any person other than the Company, or (b) to the Company for any action or inaction from the director.

In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by counsel that the person to be indemnified did not commit: (a) any gross negligence or wilful misconduct resulting in his liability towards any person other than the Company, or (b) anything resulting in that person being liable to the Company. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.

10

Article 19.	Internal auditor(s) (commissaire(s)) – Approved statutory auditor(s) (réviseur(s) d’entreprises agréé(s) or cabinet(s) de révision agréé(s))

19.1	Internal auditor (commissaire)

The operations of the Company shall be supervised by one or more internal auditor(s). The internal auditor(s) shall be appointed for a term not exceeding six (6) years and shall be eligible for re-appointment.

The internal auditor(s) will be appointed by the General Meeting, which will determine their number, their remuneration and the term of their office. The internal auditor(s) in office may be removed at any time by the General Meeting with or without cause.

19.2	Approved statutory auditor (réviseur d’entreprises agréé or cabinet de révision agréé)

However, no internal auditor(s) shall be appointed if, instead of appointing one or more internal auditor(s), one or more approved statutory auditors are appointed by the General Meeting to perform the statutory audit of the annual accounts in accordance with applicable Luxembourg law. The approved statutory auditor(s) shall be appointed by the General Meeting in accordance with the terms of a service agreement to be entered into from time to time by the Company and the approved statutory auditor(s). The approved statutory auditor(s) may only be removed by the General Meeting for serious causes (motifs graves).

Article 20.	Accounting Year

The accounting year of the Company shall begin on 1 January and shall end on 31 December each year.

Article 21.	Annual Accounts

21.1	Responsibility of the Board or the Sole Director

The Board shall draw up the annual accounts of the Company that shall be submitted to the approval of the General Meeting at the annual general meeting.

21.2	Submission of the annual accounts to the internal auditor(s)

At the latest one (1) month prior to the annual general meeting, the Board will submit the annual accounts together with the report of the Board (if any) and such other documents as may be required by law to the internal auditor(s) of the Company, or the approved statutory auditor(s), as the case may be, who will thereupon draw up its (their) report(s).

21.3	Availability of documents at the registered office

At the latest eight (8) days prior to the annual general meeting, the annual accounts, the report(s) of the Board (if any) and of the internal auditor(s) or the approved statutory auditor(s), as the case may be, and such other documents as may be required by law shall be deposited at the registered office of the Company, where they will be available for inspection by the shareholders during regular business hours.

11

Article 22.	Allocation of Results

22.1	Allocation to the legal reserve

From the annual net profits of the Company (if any), five per cent (5%) shall be allocated to the reserve required by law. This allocation shall cease to be required once such legal reserve amounts to ten per cent (10%) of the share capital of the Company, but shall again be compulsory if the legal reserve falls below ten per cent (10%) of the share capital of the Company.

22.2	Allocation of results by the General Meeting at the annual general meeting

At the annual general meeting, the General Meeting shall decide on the allocation of the annual results and the declaration and payments of dividends, as the case may be, in accordance with Article 22.1 and the rules regarding distributions set out in this Article 22.

22.3	Rules regarding distributions

Distributions to the shareholders, whether by dividend, share redemption or otherwise, out of profits and distributable reserves available for that purpose, if and when decided by the General Meeting, shall be made on all the shares on a pro rata basis.

22.4	Interim dividends

In accordance with article 461-3 of the Companies Act interim dividends may be distributed, at any time, by the Board under the following cumulative conditions:

(i)	an interim accounting situation (état comptable) is drawn up by the Board (the Interim Accounting Statement) (the Interim Accounting Statement shall be verified by an internal auditor (commissaire) or approved statutory auditor (réviseur d’entreprises agréé), as the case may be);

(ii)	this Interim Accounting Statement shows that sufficient profits and other reserves (including without limitation share premium and capital surplus) are available for distribution, it being understood that the amount to be distributed may not exceed profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by carried forward profits and distributable reserves, and decreased by carried forward losses and the amount to be allocated to the legal reserves; and

(iii)	the decision to distribute interim dividends must be taken by the Board within two (2) months from the date of the Interim Accounting Statement.

Where the interim dividends paid exceed the distributable profits at the end of the financial year, the relevant excess as acknowledged at the annual general meeting, shall, unless otherwise decided by the Board at the time of the dividend declaration, be deemed to be an advance payment for future dividends.

22.5	Payment of dividends

Dividends may be paid in euro or any other currency chosen by the Board and they may be paid at such places and times as may be determined by the Board within the limits of any decision made by the General Meeting (if any).

Dividends may be paid in kind in assets of any nature, and the valuation of those assets shall be set by the Board according to valuation methods determined at its discretion.

12

Article 23.	Dissolution and Liquidation

23.1	Principles regarding the dissolution and the liquidation

The Company may be dissolved, at any time, by a resolution of the General Meeting adopted in the manner required for amendment of the Articles, as set out in Article 11. In the event of a dissolution of the Company, the liquidation shall be carried out by one or more liquidators (who may be physical persons or legal entities) appointed by the General Meeting deciding such liquidation. The General Meeting shall also determine the powers and the remuneration of the liquidator(s).

23.2	Distribution of liquidation surplus

In case of liquidation of the Company, the surplus assets of the Company available for distribution among shareholders shall be distributed in accordance with the rules on distributions set out in Article 22, by way of advance payments or after payment (or provisions, as the case may be) of the Company’s liabilities.

Article 24.	Applicable Law

All matters not expressly governed by the Articles shall be determined in accordance with Luxembourg law.

13

ANNEX C

ARTICLES OF ASSOCIATION OF THE ACQUIRING COMPANY AS THEY WILL READ AFTER THE AMENDMENT THEREOF IN CONNECTION WITH THE MERGER

Expro Luxembourg S.A.

Société anonyme

Registered office:	2A, rue Nicolas Bové, L-1253 Luxembourg, Grand-Duchy of Luxembourg

ARTICLES OF ASSOCIATION

Article 1.	Form, name and number of shareholders

1.1	Form and name

There exists a public limited liability company (société anonyme) under the name of Expro Luxembourg S.A. (the Company), governed by the laws of the Grand Duchy of Luxembourg and in particular the law dated 10 August 1915 on commercial companies, as amended (the Companies Act) and by the present articles of incorporation (the Articles, and a reference to an “Article” shall be construed as a reference to an article of these Articles).

1.2	Number of shareholders

The Company may have one shareholder (the Sole Shareholder) or several shareholders. The Company shall not be dissolved upon the death, suspension of civil rights, insolvency, liquidation or bankruptcy of the Sole Shareholder.

Where the Company has only one shareholder, any reference to the shareholders in the Articles shall be a reference to the Sole Shareholder.

Article 2.	Registered office

2.1	Place and transfer of the registered office

The registered office of the Company is established in the municipality of Luxembourg-City. It may be transferred within such municipality or to any other place in the Grand Duchy of Luxembourg by a resolution of the board of directors of the Company (the Board), which is authorised to amend the Articles, to the extent necessary, to reflect the transfer and the new location of the registered office.

2.2	Branches, offices, administrative centres and agencies

The Board shall further have the right to set up branches, offices, administrative centres and agencies wherever it shall deem fit, either within or outside the Grand Duchy of Luxembourg.

Article 3.	Duration

3.1	Unlimited duration

The Company is formed for an unlimited duration.

1

3.2	Dissolution

The Company may be dissolved, at any time, by a resolution of the general meeting of the shareholders (the General Meeting) adopted in the manner provided for in Article 11 with respect to amendments of the Articles.

Article 4.	Purpose

The corporate purpose of the Company is (i) the acquisition, holding and disposal, in any form, by any means, whether directly or indirectly, of participations, rights and interests in, and obligations of, Luxembourg and foreign companies, (ii) the acquisition by purchase, subscription, or in any other manner, as well as the transfer by sale, exchange or in any other manner of stock, partnership interests, bonds, debentures, notes and other securities or financial instruments of any kind (including notes, promissory notes or parts or units issued by Luxembourg or foreign mutual funds or similar undertakings) and receivables, claims or loans or other credit facilities and agreements or contracts relating thereto, and (iii) the ownership, administration, development and management of a portfolio of assets (including, among other things, the assets referred to in (i) and (ii) above).

The Company may borrow in any form. It may enter into any type of loan agreement and it may issue notes, bonds, debentures, certificates, shares, beneficiary parts, warrants and any kind of debt or equity securities including under one or more issuance programmes. The Company may lend funds including the proceeds of any borrowings and/or issues of securities to its subsidiaries, affiliated companies or any other company.

The Company may also give guarantees and grant security interests over some or all of its assets including, without limitation, by way of pledge, transfer or encumbrance, in favour of or for the benefit of third parties to secure its obligations or the obligations of its subsidiaries, affiliated companies or any other company.

The Company may enter into, execute and deliver and perform any swaps, futures, forwards, derivatives, options, repurchase, stock lending and similar transactions. The Company may generally use any techniques and instruments relating to investments for the purpose of their efficient management, including, but not limited to, techniques and instruments designed to protect it against credit, currency exchange, interest rate risks and other risks.

The Company may carry out any commercial, industrial, and financial operations, which are directly or indirectly connected with its purpose or which may favour its development.

In general, the Company may take any controlling and supervisory measures and carry out any operation or transaction which it considers necessary or useful in the accomplishment and development of its purpose.

The descriptions above are to be construed broadly and their enumeration is not limiting. The Company’s purpose shall include any transaction or agreement which is entered into by the Company, provided it is not inconsistent with the foregoing matters.

Article 5.	Share capital

5.1	Outstanding share capital

The share capital is set at EUR [-] ([-]euro), represented by [-] ([-]) shares without nominal value.

5.2	Share capital increase and share capital reduction

The share capital of the Company may be increased or reduced by a resolution adopted by the General Meeting in the manner required for amendment of the Articles, as provided for in Article 11.

2

5.3	Contribution to a capital surplus account

The General Meeting is authorised to approve equity contributions without the issuance of new shares by way of a payment in cash or a payment in kind or otherwise, on the terms and conditions set by the General Meeting. A capital contribution without the issuance of new shares shall be booked in a “capital surplus” account.

The General Meeting has the option (but not the obligation) to decide that any contribution in cash or in kind made by any shareholder as “capital surplus” will be booked in a specific “capital surplus” account allocated to the relevant shareholder and will be available only (i) for the purpose of distributions, whether by dividend, share redemption or otherwise, to the relevant shareholder or (ii) to be incorporated in the share capital to issue shares corresponding to the relevant shareholder only.

Article 6.	Shares

6.1	Form of the shares

The shares of the Company shall be in registered form (actions nominatives) and will remain in registered form only, provided that, for so long as the shares of the Company are listed on a securities exchange, such shares may be registered in the name of a depositary, and registration in such name shall constitute valid ownership for all purposes under these Articles.

6.2	Share register and share certificates

A share register will be kept at the registered office, where it will be available for inspection by any shareholder. Such register shall set forth the name of each shareholder, its residence or elected domicile, the number of shares held by it, the nominal value or accounting par value paid in on each such share, the issuance of shares, the transfer of shares and the dates of such issuance and transfers. The ownership of the registered shares will be established by the entry in this register.

Certificates of these entries may be issued to the shareholders and such certificates, if any, will be signed by the chairman of the Board or by any other two members of the Board or, as the case may be, the Sole Director.

6.3	Ownership and co-ownership of shares

The Company will recognise only one holder per share. In the event that a share is held by more than one person, the Company has the right to suspend the exercise of all rights attached to that share until one person has been appointed as sole holder in relation to the Company. The person appointed as the sole holder of the shares towards the Company in all matters by all the joint holders of those shares shall be named first in the register.

Only the joint holder of a share first named in the register, as appointed by all the joint holders of such share, shall be entitled, in its capacity as sole holder towards the Company of that share jointly held, to exercise the rights attached to such share, including without limitation: (i) to be served notices by the Company, including convening notices relating to general meetings, (ii) to attend general meetings and to exercise the voting rights attached to the share jointly held at any such meetings, and (iii) to receive dividend payments in respect of the share jointly held.

6.4	Share redemptions

The Company may redeem its own shares within the limits set forth by law.

Any shares redeemed in accordance with this Article 6.4 may be cancelled or held for an unlimited duration as treasury shares by the Company without any voting rights and, unless otherwise decided, as the case may be, by the Board or the General Meeting without any right to any distributions whatsoever, in which case the distributions otherwise payable under such treasury shares will be allocated, and become payable, on a pro rata basis to the benefit of the remaining outstanding shares.

3

Such treasury shares may be distributed at any time to existing shareholders or third parties, subject to compliance with Article 7 of the Articles, by a decision of the Board.

Article 7.	Transfer of registered shares

A transfer of registered shares may be effected by a written declaration of transfer entered in the share register of the Company, such declaration of transfer to be executed by the transferor and the transferee or by persons holding suitable powers of attorney, and in accordance with the provisions applying to the transfer of claims provided for in article 1690 of the Luxembourg civil code.

The Company may also accept as evidence of transfer other instruments of transfer evidencing the consent of the transferor and the transferee to the satisfaction of the Company.

Any transfer of shares in breach of the Articles, including this Article 7, is null and void. For the avoidance of doubt, transfers effected through any clearing or settlement in connection with trading on a securities exchange shall not constitute a breach of this Article 7.

Article 8.	Debt Securities

Debt securities issued by the Company in registered form may, under no circumstances, be converted into debt securities in bearer form.

Article 9.	Powers of the General Meeting

As long as the Company has only one shareholder, the Sole Shareholder has the same powers as those conferred on the General Meeting. In such a case, any reference in the Articles to decisions made or powers exercised by the General Meeting shall be a reference to decisions made or powers exercised by the Sole Shareholder. Decisions made by the Sole Shareholder are documented in the form of minutes or written resolutions, as the case may be.

In the case of a plurality of shareholders, any regularly constituted General Meeting shall represent the entire body of shareholders of the Company.

Article 10.	Annual general meeting of the shareholders – Other meetings

The annual general meeting shall be held, in accordance with Luxembourg law, in the Grand Duchy of Luxembourg at the address of the registered office of the Company or at such other place in the Grand Duchy of Luxembourg and at such time as specified in the convening notice of the meeting.

Other general meetings may be held at such place and time as are as specified in the respective convening notices of the relevant meetings.

Article 11.	Notice, quorum, convening notices, powers of attorney and vote

11.1	Right and obligation to convene a general meeting

The Board, as well as the internal auditors, if any, may convene a general meeting. They shall be obliged to convene it so that it is held within a period of one (1) month, if shareholders representing one-tenth of the capital require this in writing, with an indication of the agenda. One or more shareholders representing at least one-tenth of the subscribed capital may request that the entry of one or more items be added to the agenda of any general meeting. This request must be addressed to the Company at least five (5) days before the relevant general meeting.

4

11.2	Procedure to convene a general meeting

Convening notices for every general meeting shall contain the agenda of the relevant general meeting.

The convening notices may be made by registered letter only, unless the addressees have individually agreed to receive the convening notices by another means of communication ensuring access to the information at least within eight (8) days before the meeting.

If all the shareholders of the Company are present or represented at a general meeting, and consider themselves as being duly convened and informed of the agenda of the general meeting set by the Board or by the internal auditors, as the case may be, the general meeting may be held without prior notice. In addition, if all the shareholders of the Company are present or represented at a general meeting and unanimously agree to set the agenda of the general meeting, the general meeting may be held without having been convened by the Board or by the internal auditors, as the case may be.

The documents mentioned under article 461-6 of the Companies Act shall be made available at the registered office of the Company for inspection by the shareholders at least eight (8) days prior to the general meeting.

11.3	Voting rights attached to the shares

Each share entitles its holder to one (1) vote.

Any shareholder may, partly or entirely, waive the exercise of its voting rights with respect to some or all of its shares. Such waiver will be binding on the relevant shareholder and will be enforceable towards the Company following its notification by the relevant shareholder in writing. The shares subject to such a waiver shall not count towards the majority or quorum requirements for any relevant general shareholders’ meeting.

11.4	Quorum, majority requirements and reconvening of general meeting for lack of quorum

Except as otherwise required by law or by the Articles, resolutions at a general meeting will be passed by the majority of the votes expressed by the shareholders present or represented, no quorum of presence being required.

However, resolutions to amend the Articles or to change the nationality of the Company may only be passed in a general meeting where at least one half of the share capital is represented (the Presence Quorum) and the agenda indicates the proposed amendments to the Articles and, as the case may be, the text of those which pertain to the purpose or the form of the Company. If the Presence Quorum is not reached, a second general meeting may be convened by registered letter only, unless the addressees have individually agreed to receive the convening notices by another means of communication ensuring access to the information at least within eight (8) days before the meeting. Such convening notice shall reproduce the agenda and indicate the date and the results of the previous general meeting. The second general meeting shall deliberate validly regardless of the proportion of the capital represented. At both meetings, resolutions, in order to be passed, must be carried by at least two-thirds of the votes expressed at the relevant general meeting.

In calculating the majority with respect to any resolution at a general meeting, the votes expressed shall not include the votes relating to shares in which the shareholder abstains from voting, casts a blank (blanc) or spoilt (nul) vote or does not participate.

5

The commitments of the shareholders may only be increased with the unanimous vote of all the shareholders.

11.5	Participation by proxy

A shareholder may act at any general meeting by appointing another person, who need not be a shareholder, as its proxy in writing. Copies of written proxies that are transmitted by telefax or e-mail may be accepted as evidence of such written proxies at a general meeting.

11.6	Vote by correspondence

The shareholders may vote in writing (by way of a voting bulletin) provided that the written voting bulletins include: (i) the name, first name, address and signature of the relevant shareholder, (ii) an indication of the shares for which the shareholder will exercise such right, (iii) the agenda as set forth in the convening notice with the proposals for resolutions relating to each agenda item, and (iv) the vote (approval, refusal, abstention) on the proposals for resolutions relating to each agenda item. In order to be taken into account, a copy of the voting bulletins must be received by the Company at least seventy two (72) hours before the relevant general meeting.

11.7	Participation in a general meeting by conference call, video conference or similar means of communications

Any shareholder may participate in a general meeting by conference call, video conference or similar means of communication whereby: (i) the shareholders attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an ongoing basis, and (iv) the shareholders can properly deliberate. Participation in a meeting by such means shall constitute presence in person at such meeting.

11.8	Bureau

The shareholders shall elect a chairman of the general meeting. The chairman shall appoint a secretary and the shareholders shall appoint a scrutineer. The chairman, the secretary and the scrutineer together form the bureau of the general meeting.

11.9	Minutes and certified copies

The minutes of the general meeting will be signed by the members of the bureau of the general meeting and by any shareholder who wishes to do so.

However, where decisions of the general meeting have to be certified, copies or extracts for use in court or elsewhere must be signed by the chairman of the Board or by any two other directors.

Article 12.	Management

12.1	Minimum number of directors and term of directorship

There must be at least three directors in the Company. However, where the Company has been formed by a Sole Shareholder or where it has been established at a general meeting that the Company has a Sole Shareholder, the number of directors may be limited to one, i.e. the Sole Director, until the ordinary general meeting following the establishment of the existence of more than one shareholder.

As long as the Company has only one director, the Sole Director has the same powers as those conferred on the Board. In such a case, any reference in the Articles to decisions made or powers exercised by the Board shall be a reference to decisions made or powers exercised by the Sole Director, except for Article 13 (other than Article 13.6) and Article 14 that shall not apply to the Sole Director. Decisions made by the Sole Director are documented in the form of minutes or written resolutions. The minutes or the resolutions in writing made by the Sole Director shall be signed by the Sole Director.

6

The Sole Director and the members of the Board shall be elected for a term not exceeding six (6) years and shall be eligible for re-appointment.

12.2	Permanent representative

Where a legal person is appointed as a director (the Legal Entity), the Legal Entity must designate a natural person as permanent representative (représentant permanent) who will represent the Legal Entity as Sole Director or as a member of the Board in accordance with article 441-3 of the Companies Act.

12.3	Appointment, removal and co-optation

The directors must be appointed as A Directors or as B Directors by resolution of the General Meeting.

A director may be removed with or without cause and/or replaced, at any time, by a resolution adopted by the General Meeting.

In the event of vacancy in the office of one or more directors because of death, resignation or otherwise, the remaining directors may elect at a meeting of the Board the director(s), by a majority vote, to fill such vacancy or vacancies, as the case may be, until the following general meeting.

Article 13.	Meetings of the Board

13.1	Chairman

The Board may appoint a chairman (the Chairman) from among its members and may choose a secretary, who need not be a director, and who shall be responsible for keeping the minutes of the meetings of the Board. The Chairman will chair all meetings of the Board. In his/her absence, the other members of the Board will appoint another chairman pro tempore who will chair the relevant meeting by simple majority vote of the directors present or represented at such meeting.

13.2	Procedure to convene a board meeting

The Board shall meet upon call by the Chairman or any two directors at the place indicated in the meeting notice.

Written meeting notice of the Board shall be given to all the directors at least twenty-four (24) hours in advance of the day and the hour set for such meeting, except in circumstances of emergency, in which case the nature of such circumstances shall be set forth briefly in the convening notice of the meeting of the Board.

No such written meeting notice is required if all the members of the Board are present or represented during the meeting and if they state they have been duly informed and have had full knowledge of the agenda of the meeting. In addition, if all the members of the Board are present or represented during the meeting and they agree unanimously to set the agenda of the meeting, the meeting may be held without having been convened in the manner set out above.

7

A member of the Board may waive the written meeting notice by giving his/her consent in writing. Copies of consents in writing that are transmitted by telefax or e-mail may be accepted as evidence of such consents in writing at a meeting of the Board. Separate written notice shall not be required for meetings that are held at times and at places determined in a schedule previously adopted by a resolution of the Board.

13.3	Participation by proxy

Any member of the Board may act at any meeting of the Board by appointing in writing another director as his or her proxy. Copies of written proxies that are transmitted by telefax or by e-mail may be accepted as evidence of such written proxies at a meeting of the Board.

13.4	Participation by conference call, video conference or similar means of communication

Any director may participate in a meeting of the Board by conference call, video conference or by similar means of communication whereby: (i) the directors attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an ongoing basis, and (iv) the directors can properly deliberate. Participation in a meeting by such means shall constitute presence in person at such meeting. A meeting of the Board held by such means of communication will be deemed to be held in Luxembourg.

13.5	Proceedings

(a)	Quorum and majority requirements

The Board may validly deliberate and make decisions only if at least: (i) one half of its members is present or represented, and (ii) one A Director and one B Director are present or represented. Decisions are made by the majority of the votes expressed by the members present or represented, provided always that at least one A Director and one B director have approved such decision. If a member of the Board abstains from voting or does not participate in a vote, this abstention or non participation are not taken into account in calculating the majority.

(b)	Participation by proxy

A director may represent more than one director by proxy, under the condition however that at least two directors are present at the meeting.

(c)	Casting vote of Chairman

In the case of a tied vote, the Chairman or the chairman pro tempore, as the case may be, shall have a casting vote.

13.6	Conflicts of interest

(a)	Procedure regarding a conflict of interest

In the event that a director of the Company has, directly or indirectly, a financial interest opposite to the interest of the Company in any transaction of the Company that is submitted to the approval of the Board, such director shall immediately make known to the Board such opposite interest at that board meeting and shall cause a record of his statement to be included in the minutes of the meeting. The director may not take part in the deliberations relating to that transaction, will not count in the quorum and may not vote on the resolutions relating to that transaction. The transaction, and the director’s interest therein, shall be reported to the following general meeting.

(b)	Conflicts of interest of the Sole Director

For so long as the Company has a Sole Director, in the event that the Sole Director has, directly or indirectly, a financial interest opposite to the interest of the Company with respect to a transaction entered into by the Company and the Sole Director, this conflict of interest shall be set out in the minutes or the written resolutions of the Sole Director, as the case may be, recording the approval of that transaction.

8

(c)	Exceptions regarding a conflict of interest

Article 13.6(a) and Article 13.6(b) do not apply to resolutions of the board of directors or the Sole Director concerning transactions made in the ordinary course of business of the Company which are entered into on arm’s length terms.

A Director of the Company who serves as director, manager, officer or employee of any company or firm with which the Company shall contract or otherwise engage in business shall not, solely by reason of such affiliation with such other company or firm, be held as having an interest opposite to the interest of the Company for the purpose of this Article 13.6.

(d)	Impact on quorum

Where, by reason of a conflict of interest, the number of directors required in order to validly deliberate and vote is not met, the Board may decide to submit the decision on this specific item to the General Meeting.

13.7	Written resolutions

Notwithstanding the foregoing, a resolution of the Board may also be passed in writing. Such resolution shall consist of one or more documents containing the resolutions, signed by each director, manually or electronically by means of an electronic signature which is valid under Luxembourg law. The date of such resolution shall be the date of the last signature.

Article 14.	Minutes of meetings of the Board

14.1	Signature of board minutes

The minutes of any meeting of the Board shall be signed by the Chairman or the chairman pro tempore, as the case may be or by all the directors present at such meeting.

14.2	Signature of copies or extracts of board minutes

Copies or extracts of minutes or resolutions in writing from the Board, which may be produced in judicial proceedings or otherwise shall be signed by the Chairman, or any two members of the Board.

Article 15.	Powers of the Board

The Board is vested with the broadest powers to perform or cause to be performed any actions necessary or useful in connection with the purpose of the Company. All powers not expressly reserved by the Companies Act or by the Articles to the General Meeting fall within the authority of the Board.

Article 16.	Delegation of Powers

16.1	Daily management

The Board may appoint one or more persons (délégué à la gestion journalière), who may be a shareholder or not, or who may be a member of the Board or not, who shall have full authority to act on behalf of the Company in all matters pertaining to the daily management and affairs of the Company.

9

16.2	Permanent representative of the Company

The Board may appoint a person, who may be a shareholder or not, and who may be a director or not, as permanent representative for any entity in which the Company is appointed as a member of the board of directors. This permanent representative will act with all discretion, in the name and on behalf of the Company, and may bind the Company in its capacity as a member of the board of directors of any such entity.

16.3	Delegation to perform specific functions

The Board is also authorised to appoint a person, either a director or not, for the purposes of performing specific functions at every level within the Company.

Article 17.	Binding Signatures

17.1	Signatory powers of directors

The Company shall be bound towards third parties in all matters by the joint signatures of any two members of the Board at least one of which must be an A Director and one of which must be a B Director.

17.2	Signatory powers in respect of the daily management

In respect of the daily management, the Company will be bound by the sole signature or the joint signatures of the persons appointed to that effect in accordance with Article 16.1.

17.3	Grant of specific powers of attorney

The Company shall further be bound by the joint signatures of any persons or by the sole signature of the person to whom specific signatory power is granted by the Company, but only within the limits of such power.

Article 18.	Indemnification

The Company must indemnify any director and its heirs, executors and administrators, against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director of the Company or, at his request, of any other corporation of which the Company is a shareholder or creditor and from which he is not entitled to be indemnified, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable (a) for gross negligence or wilful misconduct towards any person other than the Company, or (b) to the Company for any action or inaction from the director.

In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by counsel that the person to be indemnified did not commit: (a) any gross negligence or wilful misconduct resulting in his liability towards any person other than the Company, or (b) anything resulting in that person being liable to the Company. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.

10

Article 19.	Internal auditor(s) (commissaire(s)) – Approved statutory auditor(s) (réviseur(s) d’entreprises agréé(s) or cabinet(s) de révision agréé(s))

19.1	Internal auditor (commissaire)

The operations of the Company shall be supervised by one or more internal auditor(s). The internal auditor(s) shall be appointed for a term not exceeding six (6) years and shall be eligible for re-appointment.

The internal auditor(s) will be appointed by the General Meeting, which will determine their number, their remuneration and the term of their office. The internal auditor(s) in office may be removed at any time by the General Meeting with or without cause.

19.2	Approved statutory auditor (réviseur d’entreprises agréé or cabinet de révision agréé)

However, no internal auditor(s) shall be appointed if, instead of appointing one or more internal auditor(s), one or more approved statutory auditors are appointed by the General Meeting to perform the statutory audit of the annual accounts in accordance with applicable Luxembourg law. The approved statutory auditor(s) shall be appointed by the General Meeting in accordance with the terms of a service agreement to be entered into from time to time by the Company and the approved statutory auditor(s). The approved statutory auditor(s) may only be removed by the General Meeting for serious causes (motifs graves).

Article 20.	Accounting Year

The accounting year of the Company shall begin on 1 January and shall end on 31 December each year.

Article 21.	Annual Accounts

21.1	Responsibility of the Board or the Sole Director

The Board shall draw up the annual accounts of the Company that shall be submitted to the approval of the General Meeting at the annual general meeting.

21.2	Submission of the annual accounts to the internal auditor(s)

At the latest one (1) month prior to the annual general meeting, the Board will submit the annual accounts together with the report of the Board (if any) and such other documents as may be required by law to the internal auditor(s) of the Company, or the approved statutory auditor(s), as the case may be, who will thereupon draw up its (their) report(s).

21.3	Availability of documents at the registered office

At the latest eight (8) days prior to the annual general meeting, the annual accounts, the report(s) of the Board (if any) and of the internal auditor(s) or the approved statutory auditor(s), as the case may be, and such other documents as may be required by law shall be deposited at the registered office of the Company, where they will be available for inspection by the shareholders during regular business hours.

Article 22.	Allocation of Results

22.1	Allocation to the legal reserve

From the annual net profits of the Company (if any), five per cent (5%) shall be allocated to the reserve required by law. This allocation shall cease to be required once such legal reserve amounts to ten per cent (10%) of the share capital of the Company, but shall again be compulsory if the legal reserve falls below ten per cent (10%) of the share capital of the Company.

11

22.2	Allocation of results by the General Meeting at the annual general meeting

At the annual general meeting, the General Meeting shall decide on the allocation of the annual results and the declaration and payments of dividends, as the case may be, in accordance with Article 22.1 and the rules regarding distributions set out in this Article 22.

22.3	Rules regarding distributions

Distributions to the shareholders, whether by dividend, share redemption or otherwise, out of profits and distributable reserves available for that purpose, if and when decided by the General Meeting, shall be made on all the shares on a pro rata basis.

22.4	Interim dividends

In accordance with article 461-3 of the Companies Act interim dividends may be distributed, at any time, by the Board under the following cumulative conditions:

(i)	an interim accounting situation (état comptable) is drawn up by the Board (the Interim Accounting Statement) (the Interim Accounting Statement shall be verified by an internal auditor (commissaire) or approved statutory auditor (réviseur d’entreprises agréé), as the case may be);

(ii)	this Interim Accounting Statement shows that sufficient profits and other reserves (including without limitation share premium and capital surplus) are available for distribution, it being understood that the amount to be distributed may not exceed profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by carried forward profits and distributable reserves, and decreased by carried forward losses and the amount to be allocated to the legal reserves; and

(iii)	the decision to distribute interim dividends must be taken by the Board within two (2) months from the date of the Interim Accounting Statement.

Where the interim dividends paid exceed the distributable profits at the end of the financial year, the relevant excess as acknowledged at the annual general meeting, shall, unless otherwise decided by the Board at the time of the dividend declaration, be deemed to be an advance payment for future dividends.

22.5	Payment of dividends

Dividends may be paid in euro or any other currency chosen by the Board and they may be paid at such places and times as may be determined by the Board within the limits of any decision made by the General Meeting (if any).

Dividends may be paid in kind in assets of any nature, and the valuation of those assets shall be set by the Board according to valuation methods determined at its discretion.

12

Article 23.	Dissolution and Liquidation

23.1	Principles regarding the dissolution and the liquidation

The Company may be dissolved, at any time, by a resolution of the General Meeting adopted in the manner required for amendment of the Articles, as set out in Article 11. In the event of a dissolution of the Company, the liquidation shall be carried out by one or more liquidators (who may be physical persons or legal entities) appointed by the General Meeting deciding such liquidation. The General Meeting shall also determine the powers and the remuneration of the liquidator(s).

23.2	Distribution of liquidation surplus

In case of liquidation of the Company, the surplus assets of the Company available for distribution among shareholders shall be distributed in accordance with the rules on distributions set out in Article 22, by way of advance payments or after payment (or provisions, as the case may be) of the Company’s liabilities.

Article 24.	Applicable Law

All matters not expressly governed by the Articles shall be determined in accordance with Luxembourg law.

13

ANNEX D

DRAFT AMENDMENT ARTICLES OF ASSOCIATION I OF THE DISAPPEARING COMPANY

Allen Overy Shearman Sterling LLP
Expro Group Holdings N.V. - Deed of amendment of articles of association I JL/LB/0010023-0023180 draft

NOTE ABOUT TRANSLATION:

This document is an English translation of a document prepared in Dutch. In preparing this document, an attempt has been made to translate as literally as possible without jeopardising the overall continuity of the text. Inevitably, however, differences may occur in translation and if they do, the Dutch text will govern by law.

In this translation, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

DEED OF AMENDMENT OF ARTICLES OF ASSOCIATION

(Expro Group Holdings N.V.)

This ● day of ● two thousand and twenty-six, there appeared before me, Joyce Johanna Cornelia Aurelia Leemrijse, civil law notary in Amsterdam, the Netherlands:

●.

The person appearing declared the following:

At the general meeting of shareholders of the company, as defined hereinafter, held on the ● day of ● two thousand and twenty-six, it was resolved to partially amend the Articles of Association of Expro Group Holdings N.V., a public company under Dutch law (naamloze vennootschap), having its official seat in Amsterdam, the Netherlands, its office address at Mastenmakersweg 1, 1786 PB Den Helder, the Netherlands, and registered in the Dutch Commercial Register under number 34241787 (the company), as well as to authorise the person appearing to have this deed executed. The adoption of such resolutions is evidenced by a copy of the minutes of the aforementioned meeting attached to this deed (Annex).

The Articles of Association of the company were last amended by a deed, executed before P.C.S. van der Bijl, civil law notary in Amsterdam, the Netherlands, on the first day of October two thousand and twenty-one.

In implementing the aforementioned resolution, the Articles of Association of the company are hereby amended as follows.

1

After Chapter X a new Chapter is inserted, reading as follows:

“Chapter XI. Withdrawal right in a cross-border merger.

Article 41. Withdrawal right in a cross-border merger.

41.1	In this Article 41, the following definitions shall apply:

Merger: the cross-border merger between the company as disappearing company and Expro Luxembourg S.A. as acquiring company, as contemplated by the Merger Proposal.

Withdrawn Share: any share of common stock in the capital of the company (irrespective of whether such share of common stock is converted into a class B share immediately prior to the effective time of the Merger) for which a shareholder has validly exercised his, her or its withdrawal rights pursuant to Section 2:333h(1-5) of the Dutch Civil Code and in accordance with the terms and conditions of the Merger Proposal and the withdrawal request referred to therein.

Merger Proposal: the joint merger proposal as drawn up by the board of the company and the board of directors of Expro Luxembourg S.A. and dated the ● day of ● two thousand and twenty-six.

41.2	In connection with the Merger, the cash compensation per Withdrawn Share, if any, in accordance with Section 2:333h(1-5) of the Dutch Civil Code shall be equal to the lower of (i) the volume weighted average price of one (1) share in the capital of the company on the New York Stock Exchange in the last five (5) trading days prior to (and excluding) the date on which the Merger becomes effective or (ii) the closing price of one (1) share in the capital of the company on the New York Stock Exchange as reported on the trading day immediately preceding the date on which the Merger becomes effective (or, if no such closing price is reported on such trading day, the closing price of one share in the capital of the company reported on the most recent prior trading day).

41.3	In connection with the Merger, the exchange ratio within the meaning of Sections 2:326(a) and 2:333h(6-7) of the Dutch Civil Code to be applied shall be one-to-one (1:1) in accordance with the Merger Proposal.”

Close.

The person appearing is known to me, civil law notary.

This deed was executed in Amsterdam, the Netherlands, on the date first above written. Before reading out, a concise summary and an explanation of the contents of this deed were given to the person appearing. The person appearing then declared to have taken note of and to agree to the contents of this deed and that the deed did not have to be read out completely. Thereupon, after limited reading, this deed was signed by the person appearing and by me, civil law notary.

2

ANNEX E

DRAFT AMENDMENT ARTICLES OF ASSOCIATION II OF THE DISAPPEARING COMPANY

Allen Overy Shearman Sterling LLP
Expro Group Holdings N.V. - Deed of amendment of articles of association II JL/LB/0010023-0023180 draft

NOTE ABOUT TRANSLATION:

This document is an English translation of a document prepared in Dutch. In preparing this document, an attempt has been made to translate as literally as possible without jeopardising the overall continuity of the text. Inevitably, however, differences may occur in translation and if they do, the Dutch text will govern by law.

In this translation, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

DEED OF AMENDMENT OF ARTICLES OF ASSOCIATION

(Expro Group Holdings N.V.)

This ● day of ● two thousand and twenty-six, there appeared before me, Joyce Johanna Cornelia Aurelia Leemrijse, civil law notary in Amsterdam, the Netherlands:

●.

The person appearing declared the following:

At the general meeting of shareholders of the company, as defined hereinafter, held on the ● day of ● two thousand and twenty-six (the AGM), it was resolved to partially amend the Articles of Association of Expro Group Holdings N.V., a public company under Dutch law (naamloze vennootschap), having its official seat in Amsterdam, the Netherlands, its office address at Mastenmakersweg 1, 1786 PB Den Helder, the Netherlands, and registered in the Dutch Commercial Register under number 34241787 (the company), as well as to authorise the person appearing to have this deed executed. The adoption of such resolutions is evidenced by a copy of the minutes of the aforementioned meeting attached to this deed (Annex).

The Articles of Association of the company were last amended by a deed, executed before [a deputy of] J.J.C.A. Leemrijse, civil law notary in Amsterdam, the Netherlands, on the ● day of ● two thousand and twenty-six.

In implementing the aforementioned resolution, the Articles of Association of the company are hereby amended as follows.

1

Amendment A.

The text of Article 1 will be incorporated under 1.1.

At the same time, a new paragraph will be added to Article 1 which shall read as follows:

“1.2	Unless the context requires otherwise, references to “shares of common stock” or “shareholders” are to shares to the company’s capital (irrespective of whether it concerns shares of common stock or class B shares) or to the holders thereof, respectively, and all rights attached to the shares of common stock under these Articles of Association or applicable law shall also be attached to class B shares, as if they were shares of common stock.”

At the same time, the current Article 1 is renumbered as Article 1.2.

Amendment B.

Article 4.1 is amended and shall forthwith read as follows:

“4.1	The authorized capital amounts to twelve million euro (EUR 12,000,000) and is divided into:

(a)	[number] ([number])[1] shares of common stock; and

(b)	[number] ([number])[2] class B shares,

each with a nominal value of six eurocent (EUR 0.06).”

Amendment C.

Article 4.2 is amended and shall forthwith read as follows:

“4.2	The shares of common stock shall be numbered consecutively from 1 onwards. The class B shares shall be numbered consecutively from B1 onwards.”

Finally, the person appearing has declared:

(A)	Immediately prior to this amendment of the Articles of Association taking effect, the issued capital of the company equalled [amount] euro (EUR [amount]), divided into [number] ([number])[3] shares of common stock, with a nominal value of six eurocent (EUR 0.06) each.

1 Note: The number of shares of common stock will be inserted shortly before the execution of this deed of amendment of the Articles of Association and shall be equal to two hundred million (200,000,000) shares of common stock (which corresponds to the current number of shares of common stock as included in the Articles of Association), reduced by the number of class B shares to be included in Article 4.1 under (b).

2 Note: The number of class B shares will be inserted shortly before the execution of this deed of amendment of the Articles of Association and shall be equal to the number of shares of common stock in the capital of the company in respect of which the company has received withdrawal requests from one or more shareholders of the company who (i) held shares of common stock in the capital of the company on the voting record date of the AGM, (ii) voted against the resolution with respect to the Merger (as defined below), irrespective of whether they remained or remain the holder(s) of such shares of common stock. For the avoidance of doubt, if such shareholder(s) ceased or cease(s), as applicable, to hold any or all of the shares of common stock concerned at the time of submitting the withdrawal request or at any time thereafter, this shall affect the number of Withdrawn Shares (as defined below), but shall not affect the number of class B shares to be included in Article 4.1 under (b). The number of class B shares to be included in Article 4.1 under (b) may therefore be higher than the number of Withdrawn Shares (as defined below).

3 Note: the issued capital of the company will be included shortly before this deed of amendment is executed.

2

(B)	In connection with the proposed cross-border merger between the company, as the disappearing company, and Expro Luxembourg S.A., as the acquiring company (the Merger), in accordance with the joint merger proposal as prepared by the board of the company and the board of Expro Luxembourg S.A. dated the ● day of ● two thousand and twenty-six (the Merger Proposal), by virtue of this deed each share of common stock in the capital of the company, with a nominal value of six eurocent (EUR 0.06) each, in respect of which a shareholder of the company has validly exercised his or her withdrawal rights pursuant to Section 2:333h paragraphs 1 up to and including 5 of the Dutch Civil Code and in accordance with the terms of the Merger Proposal and the withdrawal request referred to therein (any such share of common stock a Withdrawn Share and, provided, for the avoidance of doubt, that the relevant shareholder held such share(s) of common stock at the time of making the withdrawal request and has not transferred, nor will have transferred, such share of common stock prior to the moment the Merger becomes effective), will be converted into one (1) class B share, with a nominal value of six eurocent (EUR 0.06), at the moment immediately preceding the moment at which the Merger becomes effective.

Close.

The person appearing is known to me, civil law notary.

This deed was executed in Amsterdam, the Netherlands, on the date first above written. Before reading out, a concise summary and an explanation of the contents of this deed were given to the person appearing. The person appearing then declared to have taken note of and to agree to the contents of this deed and that the deed did not have to be read out completely. Thereupon, after limited reading, this deed was signed by the person appearing and by me, civil law notary.

3

JOINT BOARD REPORT/

EXPLANATORY STATEMENT

8 APRIL 2026

Expro Luxembourg S.A.

and

Expro Group Holdings N.V.

1

JOINT BOARD REPORT/ EXPLANATORY STATEMENT

This explanatory statement and board report is made in respect of the proposal for the cross-border statutory merger between:

(1)	Expro Luxembourg S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 2A, rue Nicolas Bové, L-1253 Luxembourg, Grand-Duchy of Luxembourg in the process of registration with the Luxembourg Trade and Companies Register (registre du commerce et des sociétés) (the Acquiring Company); and

(2)	Expro Group Holdings N.V., a public company under Dutch law (naamloze vennootschap), having its official seat in Amsterdam, the Netherlands, its office address at Mastenmakersweg 1, 1786 PB Den Helder, the Netherlands, and registered in the Dutch Commercial Register under number 34241787 (the Disappearing Company),

(together, the Merging Companies).

RECITALS

(A)	It is proposed to effect a cross-border statutory merger between the Merging Companies in accordance with (i) Section 2:309 DCC et seq. and (ii) the provisions of Directive 2017/1132/EU, Title II Chapter II (Cross-border mergers of limited liability companies) as amended by Directive 2019/2121/EU (the Directive), implemented in the Netherlands in Section 2:333b of the Dutch Civil Code (the DCC) et seq. and in the Grand Duchy of Luxembourg in Section V relating to European cross-border mergers of Chapter II of Title X of the Luxembourg law on commercial companies dated 10 August 1915 (the LCA) (the Merger):

(i)	as a result of which the Disappearing Company will cease to exist without conducting a separate procedure for its termination (liquidation);

(ii)	as a result of which the assets and liabilities of the Disappearing Company will be acquired by the Acquiring Company under universal title of succession; and

(iii)	by which the Acquiring Company will allot (toekennen) shares in its capital to the shareholders of the Disappearing Company in accordance with the Exchange Ratio (as defined under 4) (the Merger), in accordance with the provisions of the joint cross-border merger proposal prepared by the Merging Companies (the Merger Proposal).

(B)	This explanatory statement and board report has been jointly prepared by the management board of the Disappearing Company and the board of directors of the Acquiring Company in accordance with the provisions of Sections 2:313(1), 2:327 and 2:333f(1) DCC and article 1025-6 of the LCA. It has been adopted by the board of the Acquiring Company on 8 April 2026 and the board of the Disappearing Company on 30 March 2026.

I.	GENERAL

1.	Strategic, commercial and economic reasons for the Merger

The board and management team of the Disappearing Company have undertaken a review of the existing structure and operations, and particularly the corporate domicile (statutaire zetel) of the ultimate parent company of the Expro group of companies. In view of the foregoing, the board and management team of the Disappearing Company intend to effectuate, subject to certain conditions including the adoption of the requisite resolutions by the general meeting of shareholders of the Disappearing Company (the General Meeting), a change of corporate domicile to the Cayman Islands.

2

Dutch law does not facilitate a direct change of corporate domicile of a Dutch public company (naamloze vennootschap), such as the Disappearing Company, to a jurisdiction outside the European Economic Area, such as the Cayman Islands. For that reason, the Merging Companies wish to enter into the Merger (as defined below) as Luxembourg law does allow for a direct change of corporate domicile to a jurisdiction outside the European Economic Area. Subsequently shortly after the time the Merger becomes effective under the laws of Luxembourg (the Effective Time), the Acquiring Company intends to change its corporate domicile from Luxembourg to the Cayman Islands through a second cross-border merger of the Acquiring Company with and into Expro Ltd, an exempted limited company organized under the laws of the Cayman Islands (the Cayman Merger and jointly with the Merger: the Transaction).

The decision to proceed with the Subsequent Merger will be taken by the Acquiring Company, as absorbed company, and Expro Ltd, as absorbing company. The Disappearing Company, acting as sole shareholder of the Acquiring Company, will approve the Subsequent Merger prior to the Merger being approved by the shareholders of the Disappearing Company, such approval being conditional upon the shareholders of the Merging Companies approving the Merger. The Subsequent Merger will immediately and automatically follow the completion of the Merger. The shareholders of the Disappearing Company will not vote on the Subsequent Merger, as the decision in respect thereof will be taken prior the completion of the Merger. All information relating to the Subsequent Merger shall be made available on the website of the Disappearing Company: www.expro.com.

Changing the Company’s corporate domicile (statutaire zetel) from the Netherlands to the Cayman Islands is the key reason for proposing the Merger. In making its recommendation, the board of the Disappearing Company considered a number of factors, including those listed below:

Simplifying the Expro group’s corporate structure and streamlining reporting requirements. The Board of the Disappearing Company believes that the Transaction will simplify the Expro group’s overall corporate structure by aligning the corporate domicile of the ultimate parent entity with the Expro group’s strategic priorities. The Board of the Disappearing Company expects that a simplified structure will streamline regulatory and corporate reporting processes and reduce the time, effort and expense required to assess, implement and maintain compliance with multiple regulatory, legal and reporting regimes applicable to the Disappearing Company and its subsidiaries. In particular, the Transaction is expected to reduce administrative complexity associated with maintaining parallel regulatory and reporting frameworks across jurisdictions and may reduce costs associated with external advisors, auditors and other service providers. In addition, the Board of the Disappearing Company believes that a simplified corporate structure may enable the Expro group to allocate internal resources more efficiently and focus management attention on the Expro group’s core business operations and strategic initiatives. The Transaction is also expected to provide opportunities for the Expro group to enhance operational and tax efficiencies and increase financial flexibility in areas such as corporate treasury management, cash pooling and repatriation, risk management and tax planning, and may reduce administrative costs and transactional friction associated with intercompany cash flows and other cross-border corporate activities.

3

Providing a more favorable corporate structure for growth of the Expro group’s business through future merger and acquisition opportunities. The Board of the Disappearing Company believes that the proposed structure may provide the Expro group with greater flexibility to pursue strategic growth opportunities, including mergers, acquisitions, joint ventures and other strategic investments. The Board of the Disappearing Company considered that a Cayman Islands holding company structure is commonly used by international operating companies and may facilitate the structuring and execution of cross-border transactions, including the issuance of equity or other securities as acquisition currency. The Board of the Disappearing Company believes that this structure may enhance the Expro group’s ability to compete for and complete strategic transactions in global markets and may simplify the integration of acquired businesses and assets into the Expro group’s existing operations.

Providing enhanced flexibility in the corporate governance principles under Cayman Islands law. The Board of the Disappearing Company also considered the corporate governance framework available under Cayman Islands law, which provides flexibility in structuring certain governance arrangements while continuing to maintain robust protections for shareholders. The Board of the Disappearing Company believes that this flexibility may allow the Expro group to tailor aspects of its corporate governance framework in a manner appropriate for a global public company while remaining consistent with the requirements applicable to companies listed on U.S. securities exchanges. In addition, the Board of the Disappearing Company noted that U.S. investors and market participants are generally familiar with governance frameworks used by companies incorporated in the Cayman Islands, and that the Transaction may allow the Expro group to operate under a single, cohesive corporate governance framework aligned with its listing and regulatory obligations.

2.	Expected consequences for the activities

The activities of the Disappearing Company will be continued by the Acquiring Company.

3.	Explanation from a legal, economic and social point of view

Legal:

The Acquiring Company was incorporated by the Disappearing Company on 24 March 2026. The Acquiring Company does not have any assets nor liabilities other than the shares in the capital of Expro Ltd and an amount of EUR 30,000 of nominal share capital.

Through the Merger, the assets and liabilities, the entire business, and any other legal relationships of the Disappearing Company will be acquired by the Acquiring Company under a universal title of succession.

As from 1 January 2026, the financial information of the Disappearing Company will be accounted for by the Acquiring Company.

The Disappearing Company will cease to exist as a consequence of the Merger without conducting a separate procedure for its termination (liquidation). All ordinary shares in the capital of the Disappearing Company will lapse and will be delisted from the New York Stock Exchange.

The Acquiring Company will allot (toekennen) new shares in respect of the Merger to former shareholders of the Disappearing Company in accordance with the Exchange Ratio (as defined below).

Any receivables and debts that may exist between the Merging Companies are cancelled upon the Merger. The Merger does not change the legal relationships between the Merging Companies becoming effective and third parties, which after the Merger will be considered to be legal relationships between the Acquiring Company and those third parties.

4

As a result of the foregoing and as a matter of Luxembourg law:

(i)	all legal proceedings pending by or against the Disappearing Company will continue with the substitution of the Acquiring Company for the Disappearing Company as a party;

(ii)	all of the employment rights and obligations and social security obligations that the Disappearing Company has towards its employees will be assumed by the Acquiring Company;

(iii)	every contract, agreement or instrument to which the Disappearing Company is a party, including those intuitu personae, will be construed and have effect as if the Acquiring Company had been a party thereto instead of the Disappearing Company and will become a contract, agreement or instrument between the Acquiring Company and the counterparty with the same rights and subject to the same obligations as would have been applicable to that contract, agreement or instrument if it had continued in force between the Disappearing Company and the counterparty;

(iv)	any money due and owing (or payable) by or to the Disappearing Company under or by virtue of any contract, agreement or instrument will become due and owing (or payable) by or to the Acquiring Company instead the Disappearing Company;

(v)	the business currently being carried out by the Disappearing Company prior to the Effective Time will be carried out as from the Effective Time by the Acquiring Company, on a cross-border basis and through its branch, as notified to the relevant EEA regulatory authorities when applicable;

(vi)	any offer or invitation to treat made to or by the Disappearing Company prior to the Effective Time shall be construed and have effect, respectively, as an offer or invitation to treat made to or by the Acquiring Company, and

(vii)	all administrative and criminal sanctions applicable to the Disappearing Company will be transferred to and assumed by the Acquiring Company.

By way of exception to the above, the transfer of industrial and intellectual property rights (propriété industrielle et intellectuelle) and of ownership (droits de propriété) or other rights on assets other than collateral established on movable and immovable property (les sûretés constituées sur des biens meubles et immeubles) will be enforceable against third parties upon fulfilment of the conditions provided for in the specific laws governing such operations. These formalities can still be completed during a period of six (6) months from the date on which the Merger takes effects.

Economic:

The Merger, in and of itself, is not expected to have material economic consequences for the Merging Companies, except for (i) the acquisition by the Acquiring Company of all assets and liabilities of the Disappearing Company, (ii) the delisting of the ordinary shares in the capital of the Disappearing Company from the New York Stock Exchange at the Effective Time, (iii) the allotment of ordinary shares in the capital of the Acquiring Company pursuant to the Merger to former shareholders of the Disappearing Company in accordance with the Exchange Ratio (as defined below) and (iv) potential tax consequences arising from the Merger. The Merger may also have tax consequences for shareholders of the Disappearing Company, depending on the tax residency and other particulars relating to such shareholders.

5

Social:

The Merging Companies do not have any employees. The Merger will likely have no repercussions on employment and working conditions of employees of subsidiaries of the Merging Companies.

II.	SHAREHOLDERS

4.	Exchange ratio

4.1	For each ordinary share in the capital of the Disappearing Company that is not held by or for the account of either of the Merging Companies immediately prior to the Effective Time, one (1) ordinary share in the capital of the Acquiring Company shall be allotted pursuant to the Merger (i.e. a 1:1 exchange ratio) (the Exchange Ratio).

4.2	The Acquiring Company has no material assets and liabilities and is not expected to have any material assets and liabilities until the Effective Time. The Acquiring Company’s assets and liabilities immediately following the Effective Time shall have the same value as the assets and liabilities of the Disappearing Company immediately prior to the Effective Time, in each case determined on a consolidated basis. Consequently, there is no necessity for determining an exact exchange ratio in relation to the Merger in order to compensate shareholders of the Disappearing Company for the loss of their respective ordinary shares in the capital of the Disappearing Company by allotting a proportionate and equivalent number of ordinary shares in the capital of the Acquiring Company. Furthermore, the shares in the capital of the Acquiring Company held by the Disappearing Company will be cancelled by operation of law upon the Merger becoming effective. The aforementioned considerations result in the conclusion that the Exchange Ratio can be, and therefore has been determined to be 1:1.

4.3	In this event the method applied to determine the Exchange Ratio is considered appropriate.

4.4	The method applied to determine the Exchange Ratio does not lead to a specific valuation. As described above, any valuation would be irrelevant for the above-mentioned method for determining the Exchange Ratio.

4.5	There have been no particular difficulties with the valuation and with the determination of the Exchange Ratio.

4.6	The auditor’s report referred to in Section 2:328(2) of the Dutch Civil Code regarding the statements referred to in Section 2:327 of the Dutch Civil Code is attached to this Explanatory Statement (Annex).

4.7	A Luxembourg independent expert has been appointed in accordance with Section 1025-7 of the LCA for the purpose of (i) the examination of the Merger Plan and (ii) the preparation of a written report by such independent expert for consideration by the shareholders of the Acquiring Companies regarding, inter alia, the determination of the Exchange Ratio. The auditor’s report referred to in section 1025-7 of the LCA will be published on the Disappearing Company’s website as soon as it is issued and available and will be made available at the registered office of the Acquiring Company thirty days before the Acquiring Company’s general meeting approving the Merger.

5.	Cash compensation

5.1	As described in the Merger Proposal, if the resolution to effectuate the Merger is adopted by the General Meeting, any shareholder of the Disappearing Company who votes against that resolution at the General Meeting and who does not wish to receive ordinary shares in the capital of the Acquiring Company pursuant to the Merger may exercise a withdrawal right in accordance with the provisions of Section 2:333h(1) through (5) DCC by filing a request (the Withdrawal Request) with the Disappearing Company for cash compensation (the Cash Compensation) within one month after the date of the General Meeting.

6

5.2	A shareholder of the Disappearing Company who votes in favor of the resolution to effectuate the Merger at the General Meeting, abstains from voting in respect of such resolution or is not present or represented at the General Meeting, does not have any withdrawal right and cannot make a Withdrawal Request.

5.3	Reference is made to the Merger Proposal and the Withdrawal Request form referenced in the Merger Proposal for more information concerning the withdrawal right and the conditions under which it can be exercised.

5.4	The proposed Cash Compensation per ordinary share is equal to the lower of (i) the volume weighted average price of one ordinary share in the capital of the Disappearing Company on the New York Stock Exchange in the last five trading days prior to (and excluding) the date on which the Merger becomes effective (the VWAP) or (ii) the closing price of one ordinary share in the capital of the Disappearing Company on the New York Stock Exchange as reported on the trading day immediately preceding the date on which the Merger becomes effective (or, if no such closing price is reported on such trading day, the closing price of one ordinary share in the capital of the Disappearing Company reported on the most recent prior trading day) (the Closing Price).

5.5	In this event the method applied are considered appropriate.

5.6	The method used to determine the Cash Compensation leads to a valuation of the Disappearing Company, as at the moment immediately prior to the Effective Time, equal to the aggregate number of issued and outstanding ordinary shares in the capital of the Disappearing Company at that time multiplied by the lower of the VWAP or the Closing Price.

5.7	There have been no particular difficulties with the valuation and with the determination of the method for the determination of the Cash Compensation for an ordinary share.

5.8	The auditor’s report referred to in Section 2:333g(3) DCC regarding the statements referred to in Section 2:333f(2)(a) through (e) DCC as set out under clauses 5.4 through 5.7 of this Explanatory Statement is included in the auditor’s report on the Exchange Ratio mentioned in clause 4.6 of this Explanatory Statement and is attached to this explanatory statement (Annex).

5.9	Any shareholder of the Disappearing Company who has submitted a Withdrawal Request and who considers that the proposed Cash Compensation is not reasonable may request additional cash compensation in accordance with Section 2:333h(4) and (5) DCC. A shareholder of the Disappearing Company who does not have the possibility to submit a Withdrawal Request or who has not submitted a Withdrawal Request and who considers that the proposed Exchange Ratio is not reasonable, may seek a cash payment by requesting that the Exchange Ratio be redetermined in accordance with the provisions of Section 2:333h(6) and (7) DCC.

5.10	The consummation of the Merger is subject to the condition that the aggregate number of shares for which a Withdrawal Request is submitted does not exceed one percent of the number of shares in the capital of the Disappearing Company issued and outstanding at the time of the General Meeting. The Disappearing Company may waive this condition at its sole discretion.

7

6.	Implications of the Merger for shareholders

The shareholders of the Disappearing Company will become shareholders of the Acquiring Company as a result of the Merger in accordance with the Exchange Ratio (as described under clause 4.1 above), with the exception of shareholders who opted for Cash Compensation instead in conformity with Section 2:333h DCC. Since the Acquiring Company is a company under the laws of Luxembourg, the Merger may result in changes for the shareholders of the Disappearing Company in their corporate and tax position or otherwise.

As mentioned above, subsequent to the Effective time, the Acquiring Company intends to change its corporate domicile (siège social) to the Cayman Islands as a result of the Cayman Merger.

A comparative overview of certain elements regarding the position of shareholders under Dutch law and Luxembourg law is provided in the table below.

	Disappearing Company	Acquiring Company
Authorized Capital	The authorized capital amounts to EUR 12,000,000 and is divided into 200,000,000 ordinary shares with a nominal value of EUR 0.06 each. Under Dutch law, the authorized capital is the maximum capital a may issue without amending the articles of association.	The share capital is set at EUR 30,000, represented by 500,000 shares without designation of a nominal value. The share capital may be increased or reduced by a resolution of the general meeting adopted in the manner required for amendment of the articles of association.
Dividend Rights

The Board shall determine which portion of the profits earned in the past financial year shall be reserved and which portion shall be distributed as dividends to the shareholders.

Dutch law provides that dividends may only be distributed after adoption of the annual accounts by the general meeting from which it appears that such dividend distribution is allowed.  Moreover, dividends may be distributed only to the extent the equity exceeds the sum of the amount of issued and paid-up capital increased by reserves that must be maintained under the law.

Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that the equity exceeds the amount of the issued and paid-up capital plus required legal reserves as apparent from an interim financial statement.

The Board may also resolve to make distributions from reserves not required to be maintained by law, subject to the equity requirements. Furthermore, distributions may be made wholly or partly in a form other than cash.

The general meeting decides on the allocation of annual results and the declaration and payment of dividends at the annual general meeting.

Distributions to shareholders are made on all shares on a pro rata basis.

The Board may distribute interim dividends in accordance with article 461-3 of the Luxembourg law of 10 August 1915 on commercial companies, as amended, subject to certain cumulative conditions, including the preparation of an interim accounting statement verified by an auditor and a decision taken within two months of that statement.

Dividends may be paid in euro or any other currency chosen by the board and or in kind.

Five per cent of annual net profits must be allocated to the legal reserve until such reserve reaches ten per cent of the share capital.

8

When calculating the distribution per share, shares held by the Disappearing Company in its own capital do not count. In calculating the profit distribution, only the amount of required payments on the nominal value of the shares is counted, although shareholders may unanimously agree to deviate from this.

A shareholder’s claim for distribution lapses after a period of five years.

Number and Qualification of Directors

The Board consists of one or more Executive Directors and one or more Non-Executive Directors.

The total number of Directors, as well as the number of Executive Directors and Non-Executive Directors, is determined by the Board.

There must be at least three directors. However, in case of a sole shareholder, the number may be limited to one (the sole director). No other specific qualifications are prescribed.
Term of Office	A proposal to appoint a Director shall also state the candidate’s proposed term of office. A Director whose term of office expires is immediately eligible for reappointment.	Directors are elected for a term not exceeding six years and are eligible for re-appointment.
Election of Directors

Directors will be appointed by the general meeting at the proposal of the Board. When making such proposal, subject to applicable law, the Board must observe the terms of the Director Nomination Agreement by and among the Disappearing Company and the shareholders party thereto, as amended from time to time, for as long as the Disappearing Company is a party to that agreement.

Directors will be appointed either as an Executive Director or as a Non-Executive Director. Only natural persons may be Non-Executive Directors.

Directors are appointed by the general meeting. Directors must be appointed as either A Directors or B Directors. A legal entity may be appointed as a director, in which case it must designate a natural person as permanent representative.

9

Removal of Directors

Each Director may be suspended or removed by the general meeting at any time. A resolution of the general meeting to suspend or remove a Director other than pursuant to a proposal by the Board requires a simple majority of the votes cast. An Executive Director may also be suspended by the Board. A suspension by the Board may at any time be discontinued by the general meeting.

A director may be removed with or without cause and/or replaced at any time by a resolution adopted by the general meeting.
Vacancies on the Board of Directors	The general meeting shall be free to appoint a Director if the Board fails to make a proposal within three months of the position becoming vacant.

In the event of a vacancy due to death, resignation or otherwise, the remaining directors may elect a replacement by majority vote at a meeting of the Board, to fill the vacancy until the following general meeting.

Action by Written Consent	Pursuant to the articles of association of the Disappearing Company, shareholders may not pass resolutions by written consent rather than at a general meeting.

In case of a sole shareholder, the resolutions of the general meeting are documented in the form written resolutions. In case of multiple shareholders, a general meeting must be convened, and written resolutions are not possible.

Shareholders may also vote by correspondence using written voting bulletins, which must be received at least 72 hours before the relevant general meeting.

Advance Notice Requirements for Shareholder Nominations and Other Proposals	The agenda of a general meeting shall contain such business as may be placed thereon by the Board. The agenda shall also include any matter, the consideration of which has been requested by one or more shareholders, representing alone or jointly with others at least such percentage of the issued capital stock as determined by Dutch law, which is currently set at three percent. The general meeting shall not resolve on any items other than those included in the agenda.

One or more shareholders representing at least one-tenth of the subscribed capital may request the addition of items to the agenda of any general meeting; such request must be addressed to the Acquiring Company at least five days before the relevant general meeting.

One or more shareholders representing at least one-tenth of the subscribed capital may, on a discretionary basis, elect to postpone the general meeting for a period of one month. Convening notices must be sent at least eight days before the general meeting.

There are no specific advance notice provisions regarding shareholder nominations of directors.

10

Amendments of Articles

Upon the proposal of the Board, the general meeting may resolve to amend the articles of association.

The full proposal of the amendment to the articles of association must be available at offices of the Disappearing Company from the day of the convocation of the general meeting until the close of the same for inspection by shareholders and holders of depositary receipts issued with the cooperation of the company.

Amendments to the articles of association require a general meeting at which at least one half of the share capital is represented (the Presence Quorum), and the agenda must indicate the proposed amendments.

If the Presence Quorum is not reached, a second meeting may be convened and shall validly deliberate regardless of the proportion of capital represented.

Whether the meeting is held on first or second convening, resolutions must be carried by at least two-thirds of the votes expressed.

Commitments of shareholders may only be increased with the unanimous vote of all shareholders.

Quorum	There is no general quorum requirement under Dutch law with respect to resolutions of the general meeting. However, the articles of association of the Disappearing Company do contain certain quorum-related provisions for certain specific resolutions.

Ordinary general meeting resolutions require a simple majority of votes expressed, with no quorum of presence. For amendments to the articles, the Presence Quorum of at least one half of the share capital is required (save for a reconvened meeting).

Limitation of Personal Liability of Directors

To the fullest extent permissible by law, the Disappearing Company shall indemnify and reimburse for, and hold harmless against, each officer and former officer, Director and former Director (including former members of the Board) (and, in case an officer or Director is not a natural person, its affiliates, shareholders, members, directors, supervisory directors, managers, officers, partners, employees and representatives) (together the “Indemnified Persons”): (i) any and all liabilities, claims, judgments, fines and penalties incurred by an Indemnified Person as a result of any expected, threatened, pending or completed action, investigation or other proceeding, whether civil, criminal or administrative in relation to any act or omission in or related to his or her capacity as Indemnified Person; and (ii) any expenses (including reasonable attorney’s fees and litigation costs) incurred by an Indemnified Person in connection with the legal action.

Luxembourg law provides that the directors are in principle not personally liable for the actions of the company itself. However, the directors are liable toward the company for the performance of their mandate, according of the general rules of mandates in Luxembourg law.

Directors are liable for any violation of the law of the articles of association. They may be discharged from their liability under the following conditions: they did not participate in the violation, no fault is attributable to them and they denounced this violation to the following general meeting.

11

An Indemnified Person will not be held harmless, indemnified and reimbursed if and to the extent: (i) a Dutch court has made a final and binding judgment that the act or omission of the Indemnified Person can be characterized as willful misconduct (opzet), willful recklessness (bewuste roekeloosheid) or serious culpability (ernstige verwijtbaarheid); and/or (ii) the costs or the loss of the Indemnified Person is covered by insurance and the insurer has compensated him or her for the costs or loss.

Indemnification of Directors and Officers	In addition to the indemnification rights described above under “— Limitation of Personal Liability of Directors,” the Disappearing Company may enter into indemnification agreements with Indemnified Persons providing for indemnification to the fullest extent permitted by the law of the Netherlands, as from time to time in effect. The Disappearing Company may also take out liability insurance for the benefit of the Indemnified Persons.

The Acquiring Company must indemnify any director (and their heirs, executors and administrators) against expenses reasonably incurred in connection with any action, suit or proceeding to which the director is a party by reason of being or having been a director, except where the director is finally adjudged liable for (a) gross negligence or willful misconduct towards any person other than the Acquiring Company, or (b) any action or inaction giving rise to liability to the Acquiring Company.

In the event of a settlement, indemnification is provided only where counsel advises the person did not commit such acts. This right does not exclude other rights to which the person may be entitled.

Certain Business Combination Restrictions	Neither Dutch law nor the articles of association specifically prevents business combinations with interested shareholders. Under Dutch law various protective measures are as such possible and admissible, within the boundaries set by Dutch case law and Dutch law, in particular the Dutch Corporate Governance Code.	The articles of association do not contain specific provisions restricting business combinations.

12

Shareholder Suits

If a third party is liable to a Dutch company, under Dutch law generally shareholders do not have the right to bring an action on behalf of the company or bring an action on their own behalf to recover damages sustained as a result of a decrease in value, or loss of an increase in value, of their stock. Only in the event that the cause for the liability of such third party to the company also constitutes a tortious act directly against such shareholder and the damages sustained are permanent may that shareholder have an individual right of action against such third party on its own behalf to recover such damages. The Dutch Civil Code provides for the possibility to initiate such actions collectively.

Under Luxembourg law: (i) a shareholder who has suffered personal loss distinct from that of the company may bring an individual action (action individuelle) against the company or its directors; (ii) shareholders representing a certain proportion of the capital may bring an action on behalf of the company against directors for mismanagement (action ut singuli); and (iii) the general meeting may itself resolve to bring proceedings against directors.

The Board, as the organ vested with the broadest management powers, may authorise litigation on behalf of the company, subject to the joint signature of at least one A Director and one B Director. Directors facing proceedings benefit from the indemnification provisions in the articles of association, except in cases of gross negligence, willful misconduct or liability to the company.

Rights of Inspection

The Board provides all information required by Dutch law at the general meeting of shareholders and makes the information available to individual shareholders at the offices of the Disappearing Company with copies available upon request.

The part of the shareholders’ register kept in the Netherlands is available for inspection by the shareholders.

The share register is kept at the registered office and is available for inspection by any shareholder. Annual accounts, board reports, auditor reports and other documents required by law must be deposited at the registered office at least eight days prior to the annual general meeting and are available for inspection by shareholders during regular business hours.

Documents referred to under article 461-6 of the Luxembourg law of 10 August 1915 on commercial companies, as amended, must also be made available at the registered office at least eight days prior to the general meeting.

III.	EMPLOYEES

7.	Implications of the Merger for employment relationships of the Disappearing Company (and its subsidiaries) and measures for safeguarding those relationships

See Chapter I (General) under clause 3 above; the Merging Companies do not have any employees. The Merger will likely have no repercussions on employment and working conditions of employees of subsidiaries of the Merging Companies.

13

8.	Material changes to the applicable conditions of employment or to the locations of the places of business of the Disappearing Company (and its subsidiaries)

With respect to the subsidiaries of the Disappearing Company, there will be no material changes to the employment conditions laid down by law, to collective agreements or to transnational company agreements. There will be no material changes in the locations of the places of business, such as the location of the offices or production plants.

SIGNATURE PAGE TO JOINT BOARD REPORT/
EXPLANATORY STATEMENT

management board Acquiring Company

Expro Luxembourg S.A.

/s/ J. McAlister
J. McAlister

/s/ J. McAlister
P. Lambillon

/s/ J. McAlister
V. Jurasek

Board Disappearing Company

Expro Group Holdings N.V.

/s/ M.D. Jardon
M.D. Jardon

/s/ B.D. Truelove
B.D. Truelove

/s/ E.G. Whelley
E.G. Whelley

14

/s/ R.W. Drummond
R.W. Drummond

/s/ E. Arbeter
E. Arbeter

/s/ L.L. Troe
L.L. Troe

/s/ F.M. Vallejo
F.M. Vallejo

Annex – Auditor’s Report

15

INDEPENDENT AUDITOR’S REPORT pursuant to Article 2:328(1) and Article 2:333g(2) of the Dutch Civil Code

To: the (management) boards and shareholders of the companies mentioned below Ref: 1345/OP/2086

Our opinion

We have audited the reasonableness of the proposed share exchange ratio and proposed cash compensation in connection with the cross border merger proposal for a legal cross-border merger dated April 8, 2026 (the “Merger Proposal”) in which the following companies are involved:

■	Expro Luxembourg S.A., a public limited liability company (société anonyme), incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office address at 2A, rue Nicolas Bové, L-1253 Luxembourg, Grand Duchy of Luxembourg and in the process of registration with the Luxembourg Trade and Companies Register (registre du commerce et des sociétés) (“the acquiring company”); and

■	Expro Group Holdings N.V., a public limited liability company (naamloze vennootschap), having its corporate seat in Amsterdam, the Netherlands (address: Mastenmakersweg 1, 1786 PB Den Helder, The Netherlands, trade register number: 34241787) (“EXPRO” or “the disappearing company”).

In our opinion, applying valuation methods generally accepted in the Netherlands:

1	having considered the Merger Proposal and the joint board report / explanatory statement (the “Explanatory Notes”) to the Merger Proposal and the other documents attached to the Merger Proposal, the proposed share exchange ratio as included in the Merger Proposal, in all material respects, is reasonable; and

2	having considered the Merger Proposal and the Explanatory Notes and the other documents attached to the Merger Proposal, the proposed cash compensation pursuant to article 2:333h Dutch Civil Code as included in the Merger Proposal, in all material respects, is reasonable.

Basis for our opinion

We have conducted our audit in accordance with Dutch law, including the Dutch Standards on Auditing and Article 2:328(1) and Article 2:333g(2) of the Dutch Civil Code. Our responsibilities under those standards are further described in the ‘Our responsibilities for the audit of the reasonableness of the proposed share exchange ratio and the proposed cash compensation’ section of our report.

ENDYMION Audit & Assurance B.V. – P.O. Box 15841 1001 NH Amsterdam – www.endymion.amsterdam	1

We are independent of EXPRO and the acquiring company in accordance with the Verordening inzake de onafhankelijkheid van accountants bij assurance-opdrachten (ViO, Code of Ethics for Professional Accountants, a regulation with respect to independence) and other relevant independence regulations in the Netherlands. Furthermore, we have complied with the Verordening gedrags- en beroepsregels accountants (VGBA, Dutch Code of Ethics for Professional Accountants).

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Emphasis on the method used

Referring to the Explanatory Notes on the method used to determine the proposed exchange ratio and the proposed cash compensation we point out that determining the proposed share exchange ratio and the proposed cash compensation on the basis of a method generally accepted in the Netherlands, is a subjective matter by nature. Therefore, our opinion on the reasonableness of the proposed share exchange ratio and the proposed cash compensation doesn’t rule out that, on the basis of another method generally accepted in the Netherlands, another share exchange ratio or cash compensation than proposed might also be reasonable.

Our opinion is not modified in respect of this matter.

Restriction on use

This auditor’s report is solely issued in connection with the aforementioned legal cross-border merger and to comply with Article 2:328(1) and Article 2:333g(2) of the Dutch Civil Code and therefore cannot be used for other purposes.

Other information

Other information is included in the Merger Proposal and the Explanatory Notes in addition to the proposed share exchange ratio and the proposed cash compensation and our auditor’s report thereon.

Based on the following procedures performed, we have nothing to report on the other information.

We have read the other information contained in the Merger Proposal and the Explanatory Notes. Based on our knowledge and understanding obtained through our audit or otherwise, we have considered whether the other information contains material misstatements.

ENDYMION Audit & Assurance B.V. – P.O. Box 15841 1001 NH Amsterdam – www.endymion.amsterdam	2

By performing these procedures, we comply with the requirements of the Dutch Standard 720. The scope of the procedures performed is substantially less than the scope of those performed in our audit of the proposed share exchange ratio and the proposed cash compensation.

The (management) boards are responsible for the preparation of the other information contained in the Merger Proposal and the Explanatory Notes, in accordance with sections 1, 2 and 3 of Part 7 of Book 2 of the Dutch Civil Code.

Responsibilities of the (management) boards for the proposed share exchange ratio and the proposed cash compensation

The (management) boards are responsible for the determination of the proposed share exchange ratio and the proposed cash compensation as described in the Merger Proposal and Explanatory Notes and for compliance with the requirements of the sections 1, 2 and 3 of Part 7 of Book 2 of the Dutch Civil Code.

Furthermore, (management) boards are responsible for such internal control as management determines is necessary to enable the determination of the reasonableness of the proposed share exchange ratio and the proposed cash compensation that is free from material misstatement, whether due to fraud or error.

As part of the determination of the proposed share exchange ratio and the proposed cash compensation, the (management) boards are responsible for assessing the merging companies’ ability to continue as a going concern. Applying a method generally accepted in the Netherlands, the (management) boards should determine the proposed share exchange ratio and the proposed cash compensation using the going concern basis of accounting unless the (management) boards either intend to liquidate the merging companies or to cease operations, or have no realistic alternative but to do so.

The (management) boards should disclose events and circumstances that may cast significant doubt on the merging companies’ ability to continue as a going concern.

Our responsibilities for the audit of the reasonableness of the proposed share exchange ratio and the proposed cash compensation

Our objective is to plan and perform the audit engagement in a manner that allows us to obtain sufficient and appropriate audit evidence for our opinion.

Our audit has been performed with a high, but not absolute, level of assurance, which means we may not detect all material errors and fraud during our audit.

ENDYMION Audit & Assurance B.V. – P.O. Box 15841 1001 NH Amsterdam – www.endymion.amsterdam	3

Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of the proposed share exchange ratio and the proposed cash compensation. The materiality affects the nature, timing and extent of our audit procedures and the evaluation of the effect of identified misstatements on our opinion.

We have exercised professional judgement and have maintained professional scepticism throughout the audit, in accordance with Dutch Standards on Auditing, ethical requirements and independence requirements. Our audit included among others:

•	identifying and assessing the risks of material misstatement of the reasonableness of the proposed share exchange ratio and the proposed cash compensation, whether due to error or fraud, designing and performing audit procedures responsive to those risks, and obtaining audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control;

•	obtaining an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control,

•	evaluating the appropriateness of the method used to determine the proposed exchange ratio and the reasonableness of accounting estimates and related disclosures made by management; and

•	concluding on the appropriateness of management’s use of the going concern basis of accounting, and based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause a company to cease to continue as a going concern.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant findings in internal control that we identify during our audit.

Amsterdam, April 8, 2026

ENDYMION Audit & Assurance B.V.

Signed on the original: E.M. Struijs

ENDYMION Audit & Assurance B.V. – P.O. Box 15841 1001 NH Amsterdam – www.endymion.amsterdam	4